PURCHASE AND SALE AGREEMENT ("PSA")

                                 by and between

                               FTP OIL AND GAS LP
                                    (SELLER)

                                       and

                             SUN RIVER ENERGY, INC.
                                     (BUYER)


                               Dated June 18, 2010
                            Effective August 1, 2010

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



                                                            TABLE OF CONTENTS

   Article 1 DEFINITIONS.....................................................................................1

   1.1       "Accounting Dispute"............................................................................1
   ---        -------------------
   1.2       "Accounting Dispute Notice".....................................................................1
   ---        -------------------------
   1.3       "Accounting Referee"............................................................................1
   ---        ------------------
   1.4       "Affiliate".....................................................................................1
   ---        ---------
   1.5       "Agreement".....................................................................................1
   ---       -----------
   1.6       "Allocated Value"...............................................................................1
   ---       -----------------
   1.7       "Assets"........................................................................................1
   ---       --------
   1.8       "Assumed Obligations"...........................................................................2
   ---       ---------------------
   1.9       "Basic Documents"...............................................................................2
   ---       -----------------
   1.10      "Business Day"..................................................................................2
   ----      --------------
   1.11      "Buyer's Credits"...............................................................................2
   ----      -----------------
   1.12      "Buyer Indemnitees".............................................................................2
   ----      -------------------
   1.13      "Casualty Loss..................................................................................2
   ----      --------------
   1.14      "Claim Notice"..................................................................................2
   ----      --------------
   1.15      "Claims"........................................................................................3
   ----      --------
   1.16      "Closing".......................................................................................3
   ----      ---------
   1.17      "Closing Date"..................................................................................3
   ----      --------------
   1.18      "Closing Deferred Property".....................................................................3
   ----      ---------------------------
   1.19      "Confidentiality Agreement".....................................................................3
   ----      ---------------------------
   1.20      "Conveyances"...................................................................................3
   ----      -------------
   1.21      "Cure Period"...................................................................................3
   ----      -------------
   1.22      "Defect Value"..................................................................................3
   ----      --------------
   1.23      "Defensible Title"..............................................................................3
   ----      ------------------
   1.24      "Effective Date" or "Effective Time"............................................................3
   ----      ------------------------------------
   1.25      "Environmental Defect"..........................................................................3
   ----      ----------------------
   1.26      "Environmental Defect Notice Date"..............................................................4
   ----      ----------------------------------
   1.27      "Environmental Law".............................................................................4
   ----      -------------------
   1.28      "Environmental Obligations".....................................................................4
   ----      ---------------------------
   1.29      "Excluded Assets"...............................................................................4
   ----      -----------------
   1.30      "Final Settlement," "Final Settlement Date" and "Final Settlement Statement"....................6
   ----      ----------------------------------------------------------------------------
   1.31      "Governmental Entity"...........................................................................6
   ----      ---------------------
   1.32      "Hydrocarbons"..................................................................................6
   ----      --------------
   1.33      "Indemnified Party".............................................................................6
   ----      -------------------
   1.34      "Indemnifying Party"............................................................................6
   ----      --------------------
   1.35      "Inventory Hydrocarbons"........................................................................6
   ----      ------------------------
   1.36      "Knowledge".....................................................................................6
   ----      -----------
   1.37      "Laws" or "Law".................................................................................6
   ----      ---------------
   1.38      "Leases"........................................................................................6
   ----      --------
   1.39      "Liability".....................................................................................7
   ----      -----------
   1.40      "Material Adverse Effect".......................................................................7
   ----      -------------------------
   1.41      "NORM" shall be as defined in the definition of the "Environmental Defect.".....................7
   ----      ---------------------------------------------------------------------------
   1.42      "Permitted Encumbrances"........................................................................7
   ----      ------------------------
   1.43      "Person"........................................................................................7
   ----      --------

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




   1.44      "Plugging and Abandonment Obligations"..........................................................7
   ----      --------------------------------------
   1.45      "Preferential Purchase Rights"..................................................................8
   ----      ------------------------------
   1.46      "Purchase Price"................................................................................8
   ----      ----------------
   1.47      "Purchase Price Allocation Schedule"............................................................8
   ----      ------------------------------------
   1.48      "Purchased Assets"..............................................................................8
   ----      ------------------
   1.49      "Real Property, Personal Property and Incidental Rights"........................................8
   ----      --------------------------------------------------------
   1.50      "Regulated Substances"..........................................................................9
   ----      ----------------------
   1.51      "Request Date"..................................................................................9
   ----      --------------
   1.52      "Retained Obligations"..........................................................................9
   ----      ----------------------
   1.53      "Seller Indemnitees"...........................................................................10
   ----      --------------------
   1.54      "Seller's Credits".............................................................................10
   ----      ------------------
   1.55      "Third Party Claim"............................................................................10
   ----      -------------------
   1.56      "Third Party Interests"........................................................................10
   ----      -----------------------
   1.57      "Title Defect".................................................................................10
   ----      --------------
   1.58      "Title Defect Notice Date".....................................................................10
   ----      --------------------------
   1.59      "Title Defect Property"........................................................................10
   ----      -----------------------
   1.60      "Transfer Requirement".........................................................................10
   ----      ----------------------
   1.61      "Well" or "Wells"..............................................................................10
   ----      -----------------
   Article 2 - AGREEMENT TO PURCHASE AND SELL...............................................................11
   ------------------------------------------
   Article 3 - PURCHASE PRICE AND PAYMENT...................................................................11
   --------------------------------------
   3.1       Purchase Price.................................................................................11
   ---       ---------------
   3.2       Purchase Price Adjustments.....................................................................11
   ---       --------------------------
   3.3       Allocation of Purchase Price...................................................................13
   ---       -----------------------------
   Article 4 . - SELLER'S REPRESENTATIONS AND WARRANTIES....................................................14
   -----------------------------------------------------
   Article 5 . - BUYER'S REPRESENTATIONS AND WARRANTIES.....................................................20
   ----------------------------------------------------
   Article 6 . - ACCESS TO INFORMATION AND INSPECTIONS......................................................23
   ---------------------------------------------------
   6.1       Title Files....................................................................................23
   ---       ------------
   6.2       Other Files....................................................................................24
   ---       ------------
   6.3       Copies.........................................................................................24
   ---       -------
   6.4       Confidentiality Agreement......................................................................24
   ---       -------------------------
   6.5       Inspections....................................................................................25
   ---       ------------
   6.6       No Warranty or Representation on Seller's Information..........................................25
   ---       ------------------------------------------------------
   6.7       Inspection Indemnity...........................................................................25
   ---       --------------------
   6.8       Amendments to Exhibits.........................................................................26
   ---       -----------------------
   Article 7 . - ENVIRONMENTAL MATTERS AND ADJUSTMENTS......................................................26
   ---------------------------------------------------
   7.1       Environmental Defects Notice...................................................................26
   ---       ----------------------------
   7.2       Non-Waiver of Environmental Defects............................................................26
   ---       -----------------------------------
   7.3       Remedies for Environmental Defects.............................................................26
   ---       ----------------------------------
   Article 8 . - TITLE DEFECTS AND ADJUSTMENTS..............................................................27
   -------------------------------------------
   8.1       Seller's Title.................................................................................27
   ---       ---------------
   8.2       Notice of Title Defects........................................................................30
   ---       ------------------------
   8.3       Title Defect Adjustment........................................................................31
   ---       ------------------------
   8.4       Environmental Defect and Title Defect Values...................................................32
   ---       ---------------------------------------------
   Article 9 . - OPTION TO TERMINATE........................................................................32
   ---------------------------------
   9.1       Option to Terminate for Defects................................................................32
   ---       -------------------------------
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




   9.2       Option to Terminate for Defects and Other Matters..............................................32
   ---       -------------------------------------------------
   9.3       Dispute as to Defect Values....................................................................33
   ---       ---------------------------
   Article 10 . - PREFERENTIAL PURCHASE RIGHTS AND CONSENTS OF THIRD PARTIES................................33
   -------------------------------------------------------------------------
   10.1      Actions and Consents...........................................................................33
   ----      ---------------------
   Article 11 . - COVENANTS.................................................................................34
   ------------------------
   11.1      Covenants of Seller Pending Closing............................................................34
   ----      ------------------------------------
   11.2      Limitations on Seller's Covenants Pending Closing..............................................35
   ----      --------------------------------------------------
   11.3      Notification of Breaches.......................................................................36
   ----      -------------------------
   Article 12 . - CLOSING CONDITIONS........................................................................36
   ---------------------------------
   12.1      Seller's Closing Conditions....................................................................36
   ----      ----------------------------
   12.2      Buyer's Closing Conditions.....................................................................37
   ----      ---------------------------
   Article 13 . - CLOSING...................................................................................38
   ----------------------
   13.1      Closing........................................................................................38
   ----      --------
   13.2      Seller's Closing Obligations...................................................................38
   ----      -----------------------------
   13.3      Buyer's Closing Obligations....................................................................39
   ----      ----------------------------
   13.4      Joint Closing Obligations......................................................................39
   ----      --------------------------
   Article 14 - LIMITATIONS ON WARRANTIES  AND REMEDIES/DTPA- WAIVER........................................40
   -----------------------------------------------------------------
   14.1      Limitations on Warranties and Remedies.........................................................40
   ----      ---------------------------------------
   Article 15 . - CASUALTY LOSS AND CONDEMNATION............................................................41
   ---------------------------------------------
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

   Article 16 . - TERMINATION...............................................................................41
   --------------------------
   16.1      Termination....................................................................................41
   ----      ------------
   16.2      Effect of Termination..........................................................................41
   ----      ----------------------
   16.3      Remedies.......................................................................................42
   ----      ---------
   16.4      Limitations on Damages.........................................................................42
   ----      -----------------------
   Article 17 . - ASSUMPTION AND INDEMNITY..................................................................42
   ---------------------------------------
   17.1      Assumed Obligations............................................................................42
   ----      --------------------
   17.2      Buyer's Indemnity..............................................................................42
   ----      ------------------
   17.3      Seller's Indemnity.............................................................................43
   ----      -------------------
   17.4      Stipulation Regarding Express Negligence And Fault.............................................43
   ----      ---------------------------------------------------
   17.5      Broker or Finder's Fee.........................................................................43
   ----      -----------------------
   17.6      Indemnification Procedures.....................................................................44
   ----      --------------------------
   Article 18 . - GAS IMBALANCES............................................................................45
   -----------------------------
   Article 19 . - TRANSITION................................................................................45
   -------------------------
   Article 20 . - MISCELLANEOUS.............................................................................46
   ----------------------------
   20.1      Receivables and other Excluded Funds...........................................................46
   ----      -------------------------------------
   20.2      Public Announcements...........................................................................46
   ----      ---------------------
   20.3      Filing and Recording of Assignments, etc.......................................................46
   ----      -----------------------------------------
   20.4      Further Assurances and Records.................................................................46
   ----      -------------------------------
   20.5      Notices........................................................................................48
   ----      --------
   20.6      Expenses.......................................................................................48
   ----      ---------
   20.7      Waiver.........................................................................................49
   ----      -------
   20.8      Binding Effect; Assignment.....................................................................49
   ----      ---------------------------
   20.9      Taxes..........................................................................................49
   ----      ------
   20.10     Audits.........................................................................................50
   -----     -------

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




   20.11     Like-Kind Exchanges............................................................................50
   -----     --------------------
   20.12     Governing Law..................................................................................51
   -----     --------------
   20.13     Entire Agreement...............................................................................51
   -----     -----------------
   20.14     Severability...................................................................................52
   -----     -------------
   20.15     Exhibits and Schedules.........................................................................52
   -----     -----------------------
   20.16     Suspended Funds................................................................................52
   -----     ----------------
   20.17     Survival.......................................................................................52
   -----     ---------
   20.18     Subsequent Adjustments.........................................................................52
   -----     -----------------------
   20.19     Counterparts...................................................................................53
   -----     -------------
   20.20     Subrogation....................................................................................53
   -----     ------------
   20.21     Government Reviews.............................................................................53
   -----     -------------------
   20.22     Change of Name.................................................................................53
   -----     ---------------
   20.23     Replacement of Bonds, Letters of Credit and Guarantees.........................................53
   -----     -------------------------------------------------------
   20.24     No Third-Party Beneficiaries...................................................................53
   -----     -----------------------------

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





EXHIBITS

Exhibit "A"                Leases
Exhibit "B"                Wells
Exhibit "C"                Right-of Ways, Easements and Surface Estates
Exhibit "D"                Contracts and Other Agreements
Exhibit "E"                Excluded Assets
Exhibit "F"                Allocated Values
Exhibit "G"                Conveyance, Assignment and Bill of Sale
Exhibit "H"                Litigation
Exhibit "I"                Payouts Balances
Exhibit "J"                Gas and Oil Imbalances
Exhibit "K"                Consents to Assign, Preferential Rights to Purchase
                           and Burdens
Exhibit "L"                [Reserved]
Exhibit "M"                Non-Foreign Affidavit
Exhibit "N"                Assignments Due Seller
Exhibit "O"                Assignments Owed By Seller
Exhibit "P"                Mortgages, Liens and Encumbrances
Exhibit "Q"                Form of Promissory Note
Exhibit "R"                Form of Schmidt Employment Agreement
Exhibit "S"                Form of Wafford Employment Agreement
Exhibit "T"                [Reserved]
Exhibit "U"                [Reserved]




Schedules

Schedule 4(j)              Noncompliance/Notices
Schedule 4(k)              Permits/Defaults
Schedule 4(q)              AFEs
Schedule 4(s)              P&A Notices
Schedule 4(t)              Tax Disputes
Schedule 4(u)              Seller's Bonds and Letters of Credit
Schedule 4(w)              Unassigned Interests

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

         This Purchase and Sale Agreement ("Agreement"), dated as of June ___, 2010, is by and between FTP Oil and Gas LP, a Texas limited partnership (referred to hereinafter as "Seller"), and Sun River Energy, Inc., a Colorado corporation ("Buyer"). Seller and Buyer are sometimes referred to herein individually as a "Party" or collectively as "Parties."

                                 R E C I T A L S

         WHEREAS, Seller owns certain oil and gas leasehold interests and related assets more fully described on the exhibits hereto; and

         WHEREAS, Seller desires to sell and Buyer desires to acquire these interests and related assets on the terms and conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Seller and Buyer hereby agree as follows:

Article 1
                                  ARTICLE I DEFINITIONS

1.1      "Accounting Dispute" shall be as defined in Section 3.2(c).


1.2      "Accounting Dispute Notice" shall be as defined in Section 3.2(c).


1.3      "Accounting Referee" shall be as defined in Section 3.2(c).


1.4 "Affiliate"(a) shall mean with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context (including, with its correlative meaning, "controlled by" and "under common control with") meaning the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

1.5 "Agreement" shall mean this Purchase and Sale Agreement between Seller and Buyer.

1.6 "Allocated Value" shall be as defined in Section 3.3 and as set forth on Exhibit "F."

1.7 "Assets" shall mean the following described assets and properties (except to the extent specifically constituting Excluded Assets):

(a)      the Leases;

(b)      the Real Property, Personal Property and Incidental Rights;

(c)      the Inventory Hydrocarbons; and

(d) all other rights related to or arising out of the ownerships of the Assets.

1.8      "Assumed Obligations" shall mean with respect to the Purchased Assets:

     (a) the Plugging and Abandonment Obligations arising after the Effective Time (but with respect to items included in Section 1.44(g), only to the extent such agreements are identified on Exhibit ___ and a copy of the agreement has been delivered to Buyer prior to Closing);

     (b) all Environmental Obligations arising after the Effective Time (but with respect to items included in Section 1.28(g), only to the extent such agreements are identified on Exhibit ___ and a copy of the agreement has been delivered to Buyer prior to Closing);

     (c) obligations with respect to gas production, sales or, processing imbalances with third Persons to the extent provided in Article 18;

     (d) except as otherwise provided in this Agreement, all other Liabilities, Claims, duties, and obligations that arise out of the ownership, operation or use of the Assets after the Effective Time, including, but not limited to, the payment of all operating expenses and capital expenditures relating to the Assets, all Liabilities, duties, and obligations, express or implied, imposed upon Seller under the provisions of the Leases (including, without limitation, the payment of royalties) and any and all assignments, subleases, farmout agreements, participation agreements, joint venture agreements, assignments of overriding royalty, joint operating agreements, easements, rights-of-way, and all other contracts, agreements and instruments affecting the Leases, or the premises covered thereby, whether recorded or unrecorded, whether listed or not on Exhibit "D," and under all applicable Laws.

1.9 "Basic Documents" shall mean Leases, operating agreements; oil, gas, liquid, casinghead gas and condensate purchase, sales, processing, gathering, treatment, compression and transportation agreements; farmout or farmin agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements; servicing contracts; easement and/or right-of-way agreements; unitization, communitization or pooling agreements; easements, rights of way, surface leases, permits, licenses, servitudes or other interests appertaining to the Leases and all other executory contracts and agreements relating to the Assets.

1.10 "Business Day" shall mean any day that is not Saturday or Sunday or any other day on which commercial banks are required or authorized by Law to be closed in the City of Dallas, Texas.

1.11 "Buyer's Credits" shall be as defined in Section 3.2(a)(ii).

1.12 "Buyer Indemnitees" shall be as defined in Section 17.3.

1.13 "Casualty Loss shall be as defined in Article 15.

1.14 "Claim Notice" shall be defined in Section 17.6(b).

1.15 "Claims" shall mean all claims, demands, losses, damages, punitive damages, costs, expenses, causes of action and judgments of any kind or character including, without limitation, any interest, penalty, attorneys' fees and other costs and expenses incurred in connection therewith or the defense thereof.


1.16 "Closing" shall be as defined in Section 13.1.

1.17 "Closing Date" shall be as defined in Section 13.1.

1.18 "Closing Deferred Property" shall be as defined in Section Error! Reference source not found..

1.19 "Confidentiality Agreement" shall be as defined in Section6.4.

1.20 "Conveyances" shall be as defined in Section 8.1(b).

1.21 "Cure Period" shall be as defined in Section 8.3(a).

1.22 "Defect Value" shall be as defined in Section 8.4.

1.23 "Defensible Title" shall be as defined in Section 8.1(d).

1.24 "Effective Date" or "Effective Time" shall mean 7:00 a.m., Central Time, on August 1, 2010.

1.25 "Environmental Defect" shall mean:

         (a) a condition or activity with respect to an Asset that is in violation, or reasonably likely to violate, any Environmental Law, or any surface or mineral lease obligation, or other condition which create Environmental Obligations, whether an express or implied obligation, relating to natural resources, conservation, the environment, or the emission, release, storage, treatment, disposal, transportation, handling or management of industrial or solid waste, hazardous waste, hazardous or toxic substances, chemicals or pollutants, petroleum, including crude oil, natural gas, natural gas liquids, or liquefied natural gas, and any wastes associated with the exploration and production of oil and gas ("Regulated Substances"); or

         (b) the presence of Regulated Substances in the soil, groundwater, or surface water in, on, at or under an Asset in any manner or quantity which is required to be remediated by Environmental Law or by any applicable action or guidance levels or other standards published by any Governmental Entity with jurisdiction over the Assets, or by a surface or mineral lease obligation, whether an express or implied obligation.

         Notwithstanding  the foregoing,  the Parties agree and acknowledge that
(i) Buyer will be provided an opportunity to examine the Assets for potential naturally occurring radioactive materials ("NORM"), and any potential obligations with respect to NORM, and (ii) that the presence of NORM on any of the Assets may not be raised by Buyer as the subject of an Environmental Defect.

1.26 "Environmental Defect Notice Date" shall be as defined in Section 7.1.

1.27 "Environmental Law" shall mean any and all federal, state or local Laws entered, issued or made by any Governmental Entity pertaining to pollution, protection of human health or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1471 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 through 2629; the Oil Pollution Act, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss. 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f through 300j; and all similar Laws entered, issued or made by any Governmental Entity having jurisdiction over the Assets or the operation thereof, and all amendments to such Laws.

1.28 "Environmental Obligations" shall mean all Liabilities, obligations, expenses (including, without limitation, all attorneys' fees), fines, penalties, Claims (including natural resource Claims) of any nature, associated with the Assets, and attributable to or resulting from:

     (a) pollution or contamination of soil, surface water, groundwater or air, on, in, by, from or under the Assets or lands in the vicinity thereof, and any other contamination of or adverse effect upon the environment;

     (b) underground injection activities and waste disposal;

     (c) clean-up responses, remedial, control or compliance costs, including the required cleanup or remediation of spills, pits, lakes, ponds, or lagoons, including any subsurface or surface pollution caused by such spills, pits, lakes, ponds, or lagoons;

     (d)   noncompliance   with   applicable  land  use,   permitting,   surface
disturbance(s), licensing or notification requirements, including those in a surface or mineral lease, whether an express or implied obligation;

     (e) violation of any federal, state or local Environmental Law or land use Law, or surface or mineral lease obligation, whether an express or implied obligation;

     (f) any other violation which could qualify as an Environmental Defect (without being limited to Assets); and

     (g) any and all indemnity obligations of Seller with respect to the above, along with any and all Claims against Seller for indemnity with respect to the above, under, pursuant to or arising from any acquisition, purchase and sale or other agreement.

1.29 "Excluded Assets" shall mean the following (except to the extent expressly provided elsewhere as being transferred to the Buyer and except to the extent such amounts relate to payments required to be made by Buyer):

     (a) all corporate, financial, and tax records of Seller, and those records subject to attorney/client privilege; however, Buyer shall be entitled to receive copies of any such records which directly relate to any Assumed Obligations, or which are necessary or appropriate for Buyer's ownership, administration, or operation of the Purchased Assets;

     (b) (i) all trade credits, accounts receivable, notes receivable and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time; (ii) all deposits, cash, checks in process of collection, cash equivalents and funds attributable to the Assets with respect to any period of time prior to the Effective Time; and (iii) all proceeds, income or revenues accruing with respect to the Assets prior to the Effective Time;

     (c) all Claims of Seller arising from acts, omissions or events, or damage to or destruction of the Asset(s), occurring prior to the Effective Time; provided, however, Seller shall transfer to Buyer all Claims of Seller against prior owners of the Assets or third Persons associated with or relating to Environmental Obligations that are not Retained Obligations;

     (d) except as otherwise provided in Article 15, all rights, titles, Claims and interests of Seller relating to the Assets prior to the Effective Time (i) under any policy or agreement of insurance or indemnity, subject to Buyer's rights of subrogation under Section 20.20 below; (ii) under any bond; or (iii) to any insurance or condemnation proceeds or awards;

     (e) all Hydrocarbons produced from or attributable to the Assets with respect to all periods prior to the Effective Time, together with all proceeds from or of such Hydrocarbons, except the Inventory Hydrocarbons and the unsold inventory of gas plant products, if any, attributable to the Assets as of the Effective Time;

     (f) Claims of Seller for refund of or loss carry  forwards  with respect to
(i) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Time, or (ii) income or franchise taxes;

     (g) all amounts due or payable to Seller as adjustments or refunds under any contracts or agreements (including take-or-pay Claims) affecting the Assets with respect to any period prior to the Effective Time;

     (h) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time;

     (i) all proceeds, income or revenues accruing (and any security or other deposits made) with respect to the Assets, and all accounts receivable attributable to the Assets that are attributable to the period prior to the Effective Time;

     (j) all of Seller's intellectual property not exclusively related to the Purchased Assets or necessary for the ownership and operation of the Purchased Assets, including, but not limited to, proprietary computer software, patents, trade secrets, copyrights, names, marks and logos; and

     (k) all seismic data licensed from third Persons, including reprocessed data, unless the Buyer is willing to pay all third Person transfer fees.

1.30  "Final   Settlement,"   "Final  Settlement  Date"  and  "Final  Settlement
Statement" shall be as defined in Section 3.2(c).

1.31 "Governmental Entity" means any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

1.32 "Hydrocarbons" shall mean crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids and other liquid or gaseous hydrocarbons, and shall also refer to all other minerals of every kind and character which may be covered by or included in the Assets.

1.33     "Indemnified Party" shall be as defined in Section 17.6(a).

1.34     "Indemnifying Party" shall be as defined in Section 17.6(a).

1.35 "Inventory Hydrocarbons" shall mean all merchantable oil and condensate produced from or attributable to the Leases prior to the Effective Time which have not been sold by Seller and are in storage at the Effective Time.

1.36 "Knowledge" means (i) that which a Person is actually aware of and (ii) that which a prudent Person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation. If the Person is a corporation or limited liability company, the Knowledge of the corporation's or limited liability company's directors or officers (or persons holding similar positions), and if the Person is a limited partnership, the actual knowledge of the directors or officers (or persons holding similar positions) of the general partner of the limited partnership.

1.37 "Laws" or "Law" shall mean all statutes, laws, ordinances, regulations, orders, rules, codes, permits, franchises, licenses, certificates, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Governmental Entity.

1.38 "Leases" shall mean, all rights, titles, claims and interests owned by Seller (whether now owned or hereafter acquired by operation of law) in and to the oil, gas and/or mineral leases, or the lands covered by said leases, or in lands pooled or unitized with such leases set forth on Exhibit "A," or which Seller is entitled to receive by reason of any participation, joint venture, farmin, farmout, joint operating agreement, unitization agreement, or other agreement, in and to the oil, gas and/or mineral leases set forth on Exhibit "A," including all leasehold estates, royalty interests, overriding royalty interests, net revenue interests, executory interests, net profit interests, working interests, reversionary interests, mineral interests, and any other interests of Seller in said oil, gas and/or mineral leases, or lands covered by said leases, it being the intent hereof that the leases, properties and interests and the legal descriptions and depth limitations set forth on Exhibit "A" or in instruments described in Exhibit "A," includes all of Seller's right, title and interest in said oil, gas and/or mineral leases, other than the Excluded Assets, including but not limited to those described on Exhibit "A" or in instruments described in Exhibit "A" even though such interests may be incorrectly described in Exhibit "A" or omitted from Exhibit "A."

1.39 "Liability" means any liability (whether asserted or unasserted, whether liquidated or unliquidated, whether known or unknown, and whether due or to become due).

1.40 "Material Adverse Effect" means with respect to a Party both before and after giving effect to the transactions contemplated by this Agreement, any change, occurrence or effect, direct or indirect, that could reasonably be expected to have a material adverse effect on the business of the that Party, results of operations, assets, condition (financial or otherwise), or ability to satisfy obligations or liabilities (whether absolute or contingent) of that Party; provided, however, a Material Adverse Effect shall not apply to any adverse effect proximately caused by or resulting from any change in conditions generally affecting the industries in which that Party participates or the U.S. economy as a whole, provided that, such change or event does not have a disproportionate impact on that Party.

1.41 "NORM" shall be as defined in the definition of the "Environmental Defect."1.27"Permitted Encumbrances" shall be as defined in Section 8.1(g).

1.42 "Person" shall mean any individual, firm, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization.

1.43 "Plugging and Abandonment Obligations" shall mean the responsibility and Liability, including but not limited to Claims for damages and/or other relief, for the following plugging and abandonment obligations related to the Assets, regardless of whether they are attributable to the ownership or operation of the Assets before or after the Effective Time:

     (a) the necessary and proper plugging, replugging and abandonment of all Wells, whether plugged and abandoned before or after the Effective Time;

     (b) the necessary and proper removal, abandonment, and disposal of all platforms, structures, pipelines, equipment, abandoned property and junk located on or comprising part of the Assets;

     (c) to the extent required by the applicable authorized Governmental Entity and the owners of the property affected, the necessary and proper capping and burying of all associated flow lines located on or comprising part of the Assets;

     (d) the necessary and proper restoration of the Assets and/or the property covered by the Assets or upon which the Assets are located, both surface, surface water, groundwater, waterbottom and subsurface, to such condition as may be required by applicable Laws or contract;

     (e) any necessary clean-up or disposal of Assets contaminated by NORM as may be required by applicable Laws or contract;

     (f) all plugging, abandonment and obligations arising from contractual requirements and demands made by authorized Governmental Entity or Persons claiming an interest in the Assets and/or the property covered by the Assets or upon which the Assets are located; and

     (g) any and all indemnity obligations of Seller with respect to any of the above, along with any and all Claims against Seller for indemnity with respect to any of the above, under, pursuant to or arising from any acquisition, purchase and sale or other agreement.

1.45 "Preferential Purchase Rights" shall mean preferential rights, preemptive rights or contracts, rights of first refusal or other commitments or understandings of a similar nature to which Seller is a party or to which the Assets are subject.

1.46     "Purchase Price" shall be as defined in Section 3.1.

1.47     "Purchase Price Allocation Schedule" shall be as defined in Section
20.9(a).

1.48 "Purchased Assets" shall be defined as the Assets purchased by and sold to the Buyer by the Seller pursuant to the terms of this Agreement.

1.49 "Real Property, Personal Property and Incidental Rights" shall mean all rights, titles, claims and interests of Seller in and to or derived from the following, insofar as the same do not constitute Excluded Assets and are attributable to, appurtenant to, incidental to, or used for the ownership or operation of the Leases or other Assets:

     (a) all mineral interests and royalty interests, including but not limited to those described on Exhibit "C" or in instruments described on Exhibit "C";

     (b) all easements, rights-of-way, surface leases, permits, licenses, surface estate interests or other interests relating to the use of the surface or subsurface of lands, including but not limited to those described on Exhibit "C," or in instruments described on Exhibit "C";

     (c) all Wells, along with all equipment and other personal property, inventory, spare parts, tools, fixtures, pipelines, dehydration facilities, platforms, tank batteries, appurtenances, and improvements situated upon the Assets or lands pooled or unitized therewith as of or after the Effective Time or used or held for use in connection with the ownership, development or operation of the Assets or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Wells or the Leases or lands pooled or unitized therewith;

     (d) all rights pursuant to contracts, agreements, and instruments to the extent attributable to and affecting the Assets in existence as of or after the Effective Time, including all Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing, disposal and fractionating contracts, all unit agreements, orders and decisions of Governmental Entities establishing units, participation agreements, exchange agreements, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests, subleases and rights above or below certain footage depths or geological formations, to the extent same are attributable to the Assets, including but not limited to those described on Exhibit "D", but excluding any contracts, agreements, and/or instruments to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to Article 10 and provided that the contracts, agreements and/or instruments shall not include the instruments constituting the Leases;

     (e) the Basic Documents, including but not limited to all original lease files, land files, well files, production records, division order files (including paysheets and supporting files), abstracts, title opinions, and contract files, insofar as the same are directly related to the Assets, including, without limitation, all geological information and data, 2-D and 3-D seismic and geophysical information and data (including all proprietary seismic data of Seller, if any, and seismic data licensed from third Persons, including reprocessed data, except to the extent the Buyer is unwilling to pay all third Person transfer fees), interpretive data, technical evaluations, technical outputs, reserve estimates and economic estimates including Seller's proprietary interpretations of same.

1.50 "Regulated Substances" shall be as defined in the definition of "Environmental Defect."

1.51     "Request Date" shall be defined in Section 3.2(c).

1.52 "Retained Obligations" shall mean all Liabilities, Claims, duties, and obligations that arise out of the ownership, operation or use of the Assets that are not Assumed Obligations, including but not limited to:

     (a) Claims for personal injury or wrongful death and property damage occurring or arising prior to the Effective Time;

     (b) the Plugging and Abandonment Obligations arising prior to the Effective Time;

     (c) all Environmental Obligations arising prior to the Effective Time

     (d) responsibility to any Governmental Entity or any Person for any offsite transportation, treatment, storage or disposal by Seller, prior to the Effective Time, of Regulated Substances produced from the Assets, and stored or disposed of, on, in or below any property, including that which forms a part of the Assets, for which and to the extent that remediation is required by any Environmental Law or any applicable lease or other agreement; for purposes of this subpart "(b)," "offsite transportation, treatment, storage or disposal" shall include the seepage, leakage or other migration of Regulated Substances from the property forming part of the Assets to other lands;

     (e) responsibility and Liability for any investigations, claims, demands, actions, suits, or administrative, legal or arbitration proceedings, and the Claims thereunder, whether actual, threatened or unasserted, relating to or arising from the acts, omissions or otherwise prior to the Effective Time; including, but not limited to, the litigation and threatened litigation listed on Exhibit "H";

     (f) except as otherwise provided in this Agreement (including all Assumed Obligations of Buyer), all other Liabilities, Claims, duties, and obligations that arise out of the ownership, operation or use of the Assets prior to the Effective Time, including, but not limited to, the payment of all operating expenses and capital expenditures relating to the Assets, all Liabilities, duties, and obligations, express or implied, imposed upon Seller under the provisions of the Leases (including, without limitation, the payment of royalties) and under all applicable Laws; and

     (g) obligations with respect to gas production, sales or, processing imbalances with third Persons to the extent provided in Article 18.

1.53      "Seller Indemnitees" shall be as defined in Section 17.2.

1.54     "Seller's Credits" shall be as defined in Section 3.2(a)(i).

1.55      "Third Party Claim" shall be as defined in Section 17.6(b).

1.56     "Third Party Interests" shall be as defined in Section 10.1(c).

1.57     "Title Defect" shall be as defined in Section 8.1(e).

1.58     "Title Defect Notice Date" shall be as defined in Section 8.2.

1.59     "Title Defect Property" shall be as defined in Section 8.1(f).

1.60 "Transfer Requirement" means any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment or transfer of any Asset or any interest therein, other than any consent of, notice to, filing with, or other action by Governmental Entity in connection with the sale or conveyance of oil and/or gas leases, surface leases, contracts, agreements or other instruments, if they are not required prior to the assignment or they are customarily obtained subsequent to the sale or conveyance (including consents from federal and state agencies).

1.61 "Well" or "Wells" shall refer to all wells located on the Assets, or lands pooled or unitized therewith, including but not limited to those wells identified on Exhibit "B" attached hereto, whether or not such wells are producing, active or inactive, plugged and abandoned, temporarily abandoned, shut-in, injection wells, disposal wells, water supply wells or otherwise.

              Article 2 ARTICLE 2 - AGREEMENT TO PURCHASE AND SELL

         Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign, set over and deliver to Buyer and Buyer agrees to purchase and pay for the Assets and to assume only the Assumed Obligations.

                Article 3 ARTICLE 3- PURCHASE PRICE AND PAYMENT

3.1      Purchase Price.

         Subject to adjustment as provided in Section 3.2 set forth below, the purchase price for the Assets (the "Purchase Price") shall consist of (a) the issuance to Seller of 1,338,000 shares of Buyer's shares of common stock ("Common Stock") (the "Stock Consideration") and (b) a promissory note made by Buyer and issued to Seller in the aggregate principal amount of $1,000,000 payable 12 months following the Closing Date and having an interest rate of 8%, in the Form of Promissory Note attached hereto as Exhibit Q (the "Promissory Note"), which shall be allocated among the Assets as provided in Section 3.3.

3.2      Purchase Price Adjustments

     (a) The Stock Consideration portion of the Purchase Price shall be adjusted as follows:

          (i) The Stock Consideration shall be adjusted upward by the following ("Seller's Credits") with the number of shares of Common Stock increased based on the closing stock price on the Closing Date:

                  (A) the value of (i) all Inventory Hydrocarbons relating to the Purchased Assets, such value to be based upon the existing contract price for crude oil or natural gas, as applicable, in effect as of the Effective Time, less severance taxes, transportation fees and other fees deducted by the purchaser of such oil or gas, such oil and gas to be measured at the Effective Time by the operators of the Purchased Assets; and (ii) the value of all of Seller's unsold inventory of gas plant products, if any, attributable to the Assets at the Effective Time valued in the same manner as if such products had been sold under the contract then in existence between Seller and the purchaser of such products or, if there is no such contract, valued in the same manner as if said products had been sold at the posted price in the field for said products;

                  (B) the amount of all production expenses, operating expenses and all other expenditures (excluding the compensation paid to Seller under Section 11.1(d), below) attributable to the ownership or operation of the Purchased Assets after the Effective Time and paid by Seller prior to the Closing Date in accordance with Section 11.1;

                  (C) the amount of all ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes), which taxes and assessments accrue to the Purchased Assets after the Effective Time, and are paid by Seller;

                  (D) the amount of any Hydrocarbon underbalances as provided in Article 18; and

                  (E) any other amount agreed upon by Seller and Buyer in writing prior to Closing.

          (ii) The Stock Consideration shall be adjusted downward by the following ("Buyer's Credits") with the number of shares of Common Stock being reduced based on the closing stock price on the Closing Date:

                  (A) the total collected sales value of all Hydrocarbons sold by the Seller after the Effective Time, all of which are attributable to the Purchased Assets, and any other monies collected by the Seller with respect to the ownership of the Purchased Assets after the Effective Time, but excepting interest income attributable thereto.

                  (B) the amount of all unpaid ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes), which taxes and assessments accrue to the Purchased Assets prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values applicable to the tax period in question; otherwise, the amount of the adjustment under this paragraph shall be computed based upon such taxes assessed against the applicable portion of the Purchased Assets for the immediately preceding tax period just ended;

                  (C) an amount equal to any Preferential Purchase Rights or Consents as provided in Article 10;

                  (D) an amount equal to the value of all Title Defects, as provided in Section 8.3.

                  (E) an amount equal to the value of all Environmental Defects, as provided in Section 7.3;

                  (F) the amount of any Hydrocarbon overbalances as provided in Article 18; and

                  (H) any other amount agreed upon by Seller and Buyer in writing prior to Closing.

     (b) Seller shall prepare and deliver to Buyer, at least five (5) business days prior to Closing, Seller's estimate of the adjusted Purchase Price to be paid at Closing, together with a preliminary statement setting forth Seller's estimate of the amount of each adjustment to the Purchase Price to be made pursuant to Section 3.2(a). The Parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the estimate of the adjusted Purchase Price for purposes of Closing shall be calculated based on Seller's and Buyer's agreed upon estimated adjustments and Buyer's good faith estimate of any disputed amounts (and any such disputes shall be resolved by the Parties in connection with the resolution of the Final Settlement Statement).

     (c) Within sixty (60) days after Closing (the "Final Settlement Date"), Seller shall provide to Buyer, for Buyer's concurrence, an accounting (the "Final Settlement Statement") of the actual amounts of Seller's Credits and Buyer's Credits for the adjustments set out in Section 3.2(a). Buyer shall have the right for sixty (60) days after receipt of the Final Settlement Statement to audit and take exceptions to such adjustments. The Parties shall attempt in good faith to expeditiously resolve any disagreements on a best efforts basis. Those credits agreed upon by Buyer and Seller shall be netted and the final settlement shall be paid as directed hereinbelow, on final adjustment by the Party owing it (the "Final Settlement"). If Buyer and Seller are unable to agree with respect to the Final Settlement Statement on or before thirty (30) days after Buyer takes exception, then, at the written request of either Seller or Buyer, each of Seller and Buyer shall nominate and commit one of its senior officers to meet at a mutually agreed time and place not later than ten (10) days after the date of receipt by Buyer or Seller, as applicable, of such request (the "Request Date,") to attempt to resolve same. If such senior officers have been unable to resolve such Accounting Dispute within a period of thirty (30) days after the Request Date, either Party shall have the right, by written notice (the "Accounting Dispute Notice") to the other Party to resolve the dispute (the "Accounting Dispute") by the submission thereof to a nationally recognized independent public accounting firm commonly considered as one of the "Big 4" and reasonably accepted to Seller and Buyer, which firm shall serve as sole arbitrator (the "Accounting Referee"). Within thirty (30) days of the selection of the Accounting Referee, each of Buyer and Seller shall submit to the Accounting Referee in writing its position with respect to the Accounting Dispute, specifying in reasonable detail the basis for the Accounting Dispute. The scope of the Accounting Referee's engagement shall be limited to the resolution of the items described in the Accounting Dispute Notice given in accordance with the foregoing. The Accounting Referee shall be instructed by the Parties to resolve the Accounting Dispute as soon as reasonably practicable in light of the circumstances but in no event in excess of thirty (30) days following the submission of the Parties' positions regarding the Accounting Dispute to the Accounting Referee. The decision and award of the Accounting Referee shall be binding upon the Parties and final and nonappealable to the maximum extent permitted by Law, and decision and award thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court. Payment of any amount determined to be payable by the Accounting Referee hereunder or by the Parties pursuant to the agreed upon Final Settlement
Statement shall be made, within fifteen (15) business days after such determination at the option of the Buyer in either (i) cash (via bank wire transfer) or (ii) shares of Common Stock based on the closing stock price on the Closing Date. The fees and expenses of the Accounting Referee shall be borne and paid one-half by Seller and one-half by Buyer.


3.3      Allocation of Purchase Price.

         Concurrent with the execution of this Agreement, Buyer shall allocate the unadjusted Purchase Price among each of the Assets, in compliance with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder, with the Stock Consideration being allocated to the Leases and the Promissory Note being allocated to the Wells. Such allocation of value upon the reasonable approval of the Seller shall be attached to this Agreement as Exhibit "F" (the "Allocated Value"). On or before fifteen (15) Business Days after the execution of this Agreement Buyer shall provide to Seller a revised Exhibit "F" with an Allocated Value for any remaining Assets which were not addressed at the time of execution of this Agreement and such allocation of value shall upon the reasonable approval of the Seller shall be included in Exhibit "F." The Allocated Value for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Exhibit "F", increased or reduced as described in this Article 3. Any adjustments to the Stock Consideration portion of the Purchase Price other than the adjustments provided for in Sections 3.2(a)(ii)(D), 3.2(a)(ii)(E), and 3.2(a)(ii)(F) shall be applied on a pro rata basis to the amounts set forth on Exhibit "F" for all Assets. After all such adjustments are made, any adjustments to the Stock Consideration portion of the Purchase Price pursuant to Sections 3.2(a)(ii)(D), 3.2(a)(ii)(E), and 3.2(a)(ii)(F) shall be applied to the amounts set forth in Exhibit "F" for the particular affected Assets. After Seller and Buyer have agreed on the Allocated Values for the Assets, Seller will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values. Seller and Buyer agree (i) that the Allocated Values, as adjusted pursuant to the foregoing, shall be used by Seller and Buyer as the basis for reporting asset values and other items for purposes of all federal, state, and local Tax Returns, including without limitation
Internal Revenue Service Form 8594 and (ii) that neither they nor their Affiliates will take positions inconsistent with such Allocated Values in notices to Governmental Bodies, in audit or other proceedings with respect to Taxes, in notices to preferential purchase right holders, or in other documents or notices relating to the transactions contemplated by this Agreement. Buyer and Seller further agree that, on or before the Final Settlement Date (or the Closing Date, in the event of a Like-Kind Exchange Transaction), they will mutually agree as to the further allocation of the Allocated Values included in Exhibit "F" as to the relative portion of those values attributable to leasehold costs and depreciable equipment. Seller's allocation of values attributable to leasehold costs and depreciable equipment will be controlling to the extent that Buyer and Seller are unable to agree on the allocation of values attributable to leasehold costs and depreciable equipment.

               ARTICLE 4 - SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants to Buyer as of the date hereof, and the Closing Date that:

     (a) Seller is duly organized, validly existing, and in good standing under the Laws of the state in which it was formed, and is duly qualified to carry on its business in the jurisdictions where required to do so;

     (b) Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller's governing documents or any agreement or instrument to which it is a party or by which it or the Assets are bound, except as identified on Schedule 4(b);

     (c) This Agreement, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing, constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject to applicable bankruptcy and other similar Laws of general application with respect to creditors;

     (d) There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the Knowledge of Seller threatened against Seller;

     (e) The execution, delivery and performance of this Agreement, and the transaction contemplated hereunder have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Seller;

     (f) Neither Seller nor any affiliate of Seller has incurred any obligation or Liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement and the transaction provided herein for which Buyer shall have any Liability or responsibility or which shall encumber the Assets;

     (g) Other than as set forth in Exhibit "H," there are no investigations, demands, actions, suits, or administrative, legal or arbitration proceedings (including condemnation, expropriation, or forfeiture proceedings) pending or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates, or any Asset: (i) seeking to prevent the consummation of the transactions contemplated hereby, or (ii) which, individually or in the aggregate, would adversely affect the Assets, including Seller's title to the Assets, in any material respect;

     (h) Exhibit "I" contains a complete and accurate list of the status of any "payout" balance (net to the interest of Seller), as of the dates shown in Exhibit "I," for each Asset that is subject to a reversion or other adjustment at some level of cost recovery or payout;

     (i) The transfer of the Assets to Buyer will not violate at the Closing Date any covenants or restrictions imposed on Seller by any bank or other financial institution in connection with a mortgage or other instrument, and will not result in the creation or imposition of a lien on any portion of the Assets, except as to those mortgages or instruments to be released at Closing as provided in Section 13.2(f) herein;

     (j) Except as set forth on Schedule 4(j), those Assets operated by Seller or its Affiliates, and, those Assets operated by third Persons to the Knowledge of Seller, are in material compliance with all Laws pertaining to the Assets, and none of Seller or any of its Affiliates has received or has Knowledge of any written notice of any material non-compliance with any such Law;

     (k) Except as set forth on Schedule 4(k), with respect to those Assets operated by Seller or its Affiliates, Seller has, and with respect to those Assets operated by a third Person to the Knowledge of Seller, such third Person has, all governmental permits necessary for the operation of such Assets, and Seller is not, and, to the Knowledge of Seller, such third Person is not, in material default under any permit, license or agreement relating to the operation and maintenance of the Assets;

     (l) Except as set forth on Exhibit "K", there are no waivers, consents to assign, approvals or similar rights owned by third Persons and required in connection with the conveyance of the Assets from Seller to Buyer;

     (m) Except as set forth on Exhibit "K,", there are no Preferential Purchase Rights to which the Assets are subject;

     (n) No Hydrocarbons produced or to be produced from the Assets are subject to any Hydrocarbon sales, purchase or exchange contracts other than those identified on Exhibit "D" and, no third Person has any call upon, option to purchase, take-or-pay obligations, dedication rights or similar rights with respect to the Hydrocarbons produced or to be produced from Assets, except as described on Exhibit "D";

     (o) Except as set forth on Exhibit "J," there are no Hydrocarbon imbalances with respect to the Assets;

     (p) All tax returns required to be filed with respect to the Assets have been duly and timely filed, each such tax return is true, correct and complete in all material respects, and all taxes (including, but not limited to, ad valorem, property, production, excise, severance, windfall profit and similar taxes and assessments based on or measured by the ownership of property or the production or removal or hydrocarbons or the receipt of proceeds there from on the Assets) owed with respect to the Assets (whether or not shown on a tax return) have been timely paid in full. There are no liens for taxes on any of the Assets other than Permitted Encumbrances;

     (q) Except as reflected on Schedule 4(q) there are no authorities for expenditures or other commitments or obligations to incur capital expenditures outstanding in excess of fifty thousand dollars ($50,000.00) net to Seller's interest, in connection with the ownership or operation of the Assets and no such authorities, commitments or obligations shall be incurred after the date hereof except in accordance with Section 11.1;

     (r) No swap, hedge, forward sale, or similar type transaction, exists that would require delivery of Hydrocarbons produced from the Assets after the Effective Time without being able to then or thereafter receive payment for such Hydrocarbons;

     (s) Except as reflected on Schedule 4(t), there is no outstanding Claim concerning any property taxes with respect to the Assets and no assessment, deficiency or adjustment has been asserted or proposed with respect thereto, and Seller has not waived any statute of limitations with respect to such taxes or agreed to any extension of time with respect to any such tax assessment or deficiency;

     (t) Schedule 4(u) lists all bonds and letters of credit maintained by Seller or any of its Affiliates with respect to the Assets that Buyer will be obligated to replace pursuant to Section 20.23 hereof; and

     (u) Except as provided in Exhibit "P," there are no  mortgages,  liens,  or
other  similar   encumbrances   affecting   the  Assets  other  than   Permitted
Encumbrances; and

     (v) If any of the interests comprising the Assets were acquired by Seller under farmout, exploration, development, participation and other agreements and Seller has not as of the Closing Date received assignments to such interests (all of which Seller represents are described in Schedule 4(w)), then, with respect to such Assets (regardless of whether or not described in Schedule 4(w), Seller represents to Buyer (in addition to and not in lieu of other representations provided in this Agreement) that except for consents set forth on Schedule 4(l) and interests which cannot be assigned due to provisions in applicable agreements prohibiting assignments of interests which do not meet specified minimum interest requirements, all conditions to earning assignments of record title or operating rights, as the case may be, to such Assets have been fully satisfied by Seller. As requested by Buyer from time to time, Seller agrees to notify each holder of interests in such Assets (which are the subject of such notice) before Closing that Buyer has purchased the Assets and to direct each such interest holder to make all such assignments of interest in the Assets to Seller. With respect to any such assignments received by Seller after Closing, Seller agrees to promptly assign such interests to Buyer pursuant to the provisions of this Agreement as if such assignments had been made at Closing. All such property interests, whether assigned to Buyer by Seller or such third Person, shall be Assets for all purposes of this Agreement.

     (w) None of the Assets is subject to any mineral reservations or top leases. There are no unrecorded documents or agreements which may result in impairment or loss of Seller's ability to convey the Assets.

     (x) Seller has Defensible Title to the Assets as of the Effective Date, has Defensible Title to the Assets as of the date hereof, and will have Defensible title to the Assets as of the Closing Date.

     (y) Seller shall not directly or indirectly reserve or retain any recorded or unrecorded interest in any of the Assets, and Seller shall not reserve any recorded or unrecorded executory rights.

     (z) Each of the Leases is in full force and effect, and all royalties, rentals, and other payments due thereon by Seller and, to the best of Seller's Knowledge, by others have been timely and properly paid. All of the Wells have been drilled and completed within the boundaries of such Leases or within the limits otherwise permitted by contract, pooling or unit agreement and by law, and as of Closing Date the production of oil and gas there from will not have been in excess of the allowable production allocated to such wells.

     (aa) Seller has not in any respect collected, nor will Seller in any respect collect any proceeds from the sale of oil, condensate and gas from the Assets which are subject to a refund. Proceeds from the sale of oil, condensate and gas from the Asset are being received in all respects by Seller in a timely manner and are not being held in suspense for any reason.

     (bb) With respect to the Basic Documents in all respects: (i) all are in full force and effect and are valid and binding obligations; (ii) Seller is not currently in material breach or default with respect to any of its obligations under any Basic document or any regulations incorporated therein or governing same; (iii) all payments (including, without limitation, royalties, delay rentals, shut-in royalties, and joint interest or other billings under unit or operating agreements) due there under have been made by Seller; (iv) to the best of Seller's Knowledge, no other party to any Basic Document (or any successor in interest thereto) is in breach or default with respect to any of its obligations there under; (v) neither Seller nor any other party to any Basic document has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic document or any provision thereof; and (vi) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, constitute a default under, or result in a violation of the provisions of any Basic Document.

     (cc) With respect to Leases, unit agreements, pooling agreements, communitization agreements, and other Basic Documents creating interests constituting the Assets, (i) Seller has in all respects fulfilled all requirements for filings, certificates, disclosures of parties in interests, and other similar matters contained in (or otherwise applicable thereto by law, rule or regulation) such Leases or other documents granting or governing the operation or maintenance of the Assets, and Seller is fully qualified to own, hold and exercise such rights under such Leases or other documents; (ii) there are no objections to drill additional wells or to engage in other development operations, except for obligations arising under offset well provisions and obligations arising under provisions of unit operating agreements which allow the parties thereto to elect whether or not they will participate; however, to the best of Seller's Knowledge, there are no current proposals to drill such wells; (iii) there are no limitations as to the depths covered or substances to which such interests purport to apply; (iv) there are no provisions applicable to the Leases or other Basic Documents which increase the royalty provisions (other than those allowing a lessor the right to take in kind) requiring the payment of royalties on any basis other than proceeds actually received by the lessees; and (vi) the Leases and other interests do not have terms fixed by a certain number of years.

     (dd) With respect to the joint, unit or other operating agreements relating to the Assets: (a) there are no outstanding calls or payments under authorizations for expenditures or payments which are due or which Seller has committed to make which have not been paid; (b) there are no material operations by less than all parties; (c) there are no operations under the operating agreements with respect to which Seller has become a non-consenting party; and
(d) all such agreements are identified on Exhibit "D".

     (ee) All agreements which will be applicable to the Assets upon consummation of the transactions contemplated hereby are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual provisions which may operate in an adverse manner with respect to the Assets, and are in form and substance considered conventional within the oil and gas industry.

     (ff) All personal property and fixtures constituting a part of the Assets have been maintained in all respects in a state of repair so as to be adequate for normal operations and are in all material respects in good working order.

     (gg) The Assets do not include any properties that have been plugged and abandonment or have material clean-up and restoration liabilities associated therewith. The Assets do not include any Wells, whether or not set forth on Exhibit "B", shown to be producing or temporarily abandoned, which as of the Effective Date required, in accordance with sound oilfield practice or pursuant to orders of a governmental authority, or which have been AFE'ed for, permanent plugging and abandonment. No well constituting a part of the Assets will obligate the owners thereof within one year from the Closing Date to expend funds in excess of $30,000.00 for plugging abandonment costs (including environmental clean-up costs or damages), net of salvage value of existing well equipment.

     (hh) All material permits, licenses and other authorizations which are required under federal, state and local news with respect to pollution or protection of the environments relating to the Assets have been obtained; Seller is in compliance in all material respects with such authorizations and laws; and Seller is not subject to any orders requiring environmental assessment or remediation and has not received notice of any event reasonably likely to give rise to any material liability based on or related to pollutants, contaminants, or hazardous or toxic materials or wastes from or attributable to the Assets.

          (ii) Seller understands that:

          (i) the shares of Buyer Common Stock comprising the Stock Consideration (the "Shares") to be delivered pursuant to this Agreement are "restricted securities" under the federal securities laws of the United States inasmuch as they have not been registered under the Securities Act, and shall be acquired from Buyer in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) thereof and Regulation D promulgated thereunder;

          (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands  the resale  limitations  imposed thereby and by the Securities
     Act;

          (iii) the Shares will bear a legend to such effect; and

          (iv) Buyer will cause its transfer agent to make a notation on its transfer books to such effect.

     (jj) Seller is an accredited investor as defined in Regulation D under the Securities Act. Seller is acquiring the Shares pursuant to this Agreement for investment only for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and shall not offer to sell or otherwise dispose of any of the Shares so acquired by Seller in violation of the registration requirements of the Securities Act or the securities laws of any other jurisdiction applicable to the transactions contemplated hereby. By executing this Agreement, Seller further represents that its does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

     (kk) Seller has conducted  its own  independent  investigation,  review and
analysis  of  the  business,   operations,   assets,  liabilities,   results  of
operations, financial condition and prospects of Buyer.

     (ll) Seller acknowledges that, except as set forth in this Agreement, none of Buyer nor any of its Affiliates makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to any Seller or any of his Affiliates.

     (mm) Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares. Seller is able to bear the economic risk of his investment in the Shares for an indefinite period of time and can afford a complete loss of his investment in the Shares.

     (nn) Seller was not offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement.

     (oo) Seller understands and acknowledges that: (i) the Shares are being offered and sold to him without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and Buyer will rely upon the accuracy and truthfulness of, the foregoing representations and Seller hereby acknowledges and consents to such reliance.

     (pp) No statement, representation or warranty of Seller contained in this Agreement, or any information set forth or contained in the exhibits hereto or furnished by Seller in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements made not misleading. Seller has no Knowledge of any matter which materially and aversely affects (or may materially and aversely affect) the operations or conditions of any of the Assets, which has not been set forth in this Agreement or the exhibits hereto.

     (qq) To the Knowledge of Seller, Seller is not aware of any facts or circumstances that would serve as the basis for a claim by Seller against Buyer based upon a breach of any of the representations and warranties of Buyer contained in this Agreement. Seller shall be deemed to have waived in full any breach of any of Buyer's representations and warranties of which Seller has such awareness at the Closing.

               ARTICLE 5 - BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Seller as of the date hereof, and the Closing Date that:

     (a) Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Colorado, and is, or will be as of the Closing Date, duly qualified to carry on its business in those states where it is required to do so, including Texas;

     (b) Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer's articles of incorporation, partnership agreement(s), by-laws or governing documents or any agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order, statute, rule, or regulation applicable to Buyer;

     (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Buyer;

     (d) This Agreement, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors;

     (e) Neither Buyer nor any affiliate of Buyer has incurred any obligation or Liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement and the transaction provided herein for which Seller shall have any Liability or responsibility;

     (f) Buyer is an experienced and knowledgeable investor and operator in the oil and gas business. Prior to entering into this Agreement, Buyer was advised by and has relied solely on Seller's express representations set forth herein and its own expertise and legal, tax, reservoir engineering, accounting, and other professional counsel concerning this Agreement, the Assets and the value thereof;

     (g) Buyer has, or by Closing will have, the financial resources to close the transaction contemplated by this Agreement, whether by third Person financing or otherwise;

     (h) [Buyer acknowledges the existence of the Claims and suits described in Exhibit "H" and that these Claims and suits are Permitted Encumbrances as set forth in Section 8.1(d). Buyer further acknowledges that Buyer has, or by Closing will have, legal counsel of its choice fully review those Claims and suits identified on Exhibit "H"];

     (i) Buyer is acquiring the Assets for its own account for use in its trade or business, and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act, and applicable state securities Laws;

     (j) Buyer is experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Buyer represents and warrants that (i) as of the execution date of this Agreement it has made all such independent investigation, verification, analysis and evaluation of the Assets as it deems necessary or appropriate to enter into this Agreement, and (ii) it has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate to execute and deliver this Agreement (iii) prior to Closing, it will make further independent investigations, inspections and evaluations of the Assets as it deems necessary or appropriate to consummate the transactions contemplated hereby and (iv) that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon Seller's express representations set forth herein and its own independent investigation, verification, analysis and evaluation; and

     (k) [Buyer shall, at Closing, be qualified to own and assume operatorship of federal and state oil, gas and mineral leases in all jurisdictions where the Assets to be transferred to it are located, and the consummation of the transactions contemplated in this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the extent required by the applicable state and federal government, Buyer shall, at Closing, maintain lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of such leases.]

     (l) Assuming the accuracy of the representations and warranties of Sellers contained in Article 4, the offer, sale and issuance of the Stock Consideration will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws within the required statutory periods. Neither Buyer nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Stock Consideration to any person or persons so as to bring the sale of such Stock Consideration by Buyer within the registration provisions of the Securities Act or any state securities laws.

     (m) The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer Common Stock, [__________] shares of which are issued and outstanding. All of the issued and outstanding capital stock of Buyer are duly authorized for issuance and are validly issued, fully paid and non-assessable and have not been issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. When issued in accordance with the terms of this Agreement, the Stock Consideration issued pursuant hereto will be duly authorized for issuance and validly issued, fully paid and non-assessable and are not being issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights.

     (n) Except as set forth on Schedule 5(o), there are no existing options, warrants, calls, rights, contracts or other agreements to which Buyer is a party requiring, and there are no securities of Buyer outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity interests of Buyer or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Buyer's capital stock, including the Shares, or other equity interests of Buyer. There are no obligations, contingent or otherwise, of Buyer or any subsidiary of Buyer to (i) repurchase, redeem or otherwise acquire any capital stock or other equity securities of Buyer or any subsidiary, or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to Buyer or any of its subsidiaries. There are no bonds, debentures, notes or other Indebtedness of Buyer or any of its subsidiaries having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which stockholders (or other equity holders) of Buyer or any of its subsidiaries may vote. There are no voting trusts, irrevocable proxies or other agreements, contracts or understandings to which Buyer or any subsidiary or, to Buyer's Knowledge, any of its stockholders is a party or is bound with respect to the voting or consent of any equity interests of Buyer or the equity interests of any of Buyer's Subsidiaries.

     (o) Buyer has filed with the SEC, and has heretofore made available to Sellers true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including its Annual Reports to Shareholders incorporated by reference in certain of such reports, required to be filed with the SEC since September 29, 1999 under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Buyer SEC Reports"). As of the respective dates such Buyer SEC Reports were filed or, if any such Buyer SEC Reports were amended, as of the date such amendment was filed, each of the Buyer SEC Reports, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (p) Except as set forth in the Buyer SEC Reports, there are no debts, claims, liabilities, or obligations with respect to Buyer, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, other than those incurred in the ordinary course of business consistent with prior practice or which are immaterial in amount. Except as set forth in the Buyer SEC Reports, Buyer is not a guarantor or indemnitor of any Indebtedness of any other Person. Buyer has not at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, or (iv) admitted in writing its inability to pay its debts as they become due.

                 ARTICLE6- ACCESS TO INFORMATION AND INSPECTIONS

6.1      Title Files.

          Promptly after the execution of this Agreement and until the Closing Date, Seller shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Seller's offices at their actual location, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, payout statements, title curative, other title materials and agreements pertaining to the Assets as requested by Buyer, insofar as the same may now be in existence and in the possession of Seller or its Affiliates. Except as otherwise provided herein, no warranty of any kind is made by Seller as to the information so supplied, and Buyer agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

6.2      Other Files.

         Promptly after the execution of this Agreement and until the Closing Date, Seller shall permit Buyer and its representatives at reasonable times during normal business hours to examine, in Seller's offices at their actual location, all Basic Documents, production, well, regulatory, engineering and geological information, accounting information, environmental information, inspections and reports, and other information, files, books, records, and data pertaining to the Assets as requested by Buyer, insofar as the same may now be in existence and in the possession of Seller, including economic evaluations and Seller's proprietary interpretations of same and reserve reports but excepting any such information that is subject to confidentiality agreements or to the attorney/client and work product privileges (provided Seller shall use its reasonable efforts to obtain waivers of any confidentiality restrictions). The exception as to the attorney/client and work product privilege shall not apply to litigation for which Seller will be responsible for pursuant to Section Error! Reference source not found. below. Except as otherwise provided herein, no warranty of any kind is made by Seller as to the information so supplied, and Buyer agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

6.3      Copies.

         Buyer will be allowed to make copies of the files described in Article 6 at Buyer's sole cost and expense; provided that, in the sole judgment of Seller, (i) such copying is of a limited nature and, (ii) such copying does not unduly interfere with the conduct of Seller's operation or business.

6.4 Confidentiality Agreement. All information made available to Buyer pursuant to Article 6 shall be maintained confidential by Buyer until Closing. The information protected by such confidentiality obligation does not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of a disclosure by Buyer), or which after such disclosure comes into the public domain through no fault of Buyer or its representatives, or (ii) is or was available to Buyer on a non-confidential basis, or (iii) is already known to Buyer, as evidenced by Buyer's written records, at the time of its disclosure by Seller to Buyer. Buyer may disclose the information or portions thereof to those employees, agents or representatives of Buyer who need to know such information for the purpose of assisting Buyer in connection with its performance of this Agreement. Further, in the event that Buyer is requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the information, Buyer shall provide Seller with prompt written notice of such request or requirement, so that Seller may seek such protective order or other appropriate remedy as it may desire. Buyer shall further take reasonable steps to ensure that Buyer's employees, consultants and agents comply with the provisions of this Section 6.4.

6.5      Inspections.

         Promptly after the execution of this Agreement and until Closing, Seller, subject to any necessary third-Person operator approval (which Seller shall use its reasonable efforts to obtain), shall permit Buyer and its representatives at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Assets for all purposes, including any Environmental Defects.

6.6      No Warranty or Representation on Seller's Information.

         EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR MATERIALITY OF THE INFORMATION, RECORDS, AND DATA NOW, HERETOFORE, OR
HEREAFTER MADE AVAILABLE TO BUYER IN CONNECTION WITH THE ASSETS OR THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION, ALLOWABLES OR OTHER REGULATORY MATTERS, POTENTIAL FOR PRODUCTION OF HYDROCARBONS FROM THE ASSETS, OR ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY OTHER MATERIAL FURNISHED TO BUYER BY SELLER.

6.7 Inspection Indemnity. If Buyer exercises rights of access under this Article 6 or otherwise, or conducts examinations or inspections under this Section or otherwise, then (a) such access, examination and inspection shall be at Buyer's sole risk, cost and expense and Buyer waives and releases all claims against Seller (and its Affiliates and the respective directors, officers, employees, attorneys, contractors, agents and successors and assigns) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors and agents in connection therewith and (b) Buyer shall indemnify, defend and hold harmless the Seller from any and all claims, actions, causes of action liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees), or liens or encumbrances for labor or materials, arising out of or in any way connected with such matters; provided that such waiver, release and indemnification shall not apply to any representations, warranties or obligations of Seller pursuant to this Agreement. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL NOT APPLY TO THE EXTENT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

6.8      Amendments to Exhibits.

          Seller and Buyer acknowledge that Buyer's inspection of Seller's records and files, or further review by Seller, prior to Closing may indicate that some or all of the Exhibits attached to this Agreement were not complete or entirely correct at the time of execution of this Agreement. Accordingly, Seller and Buyer agree to revise and amend the Exhibits, as needed, so that they will be complete and accurate at Closing and shall be given effect as if made on the Closing Date prior to Closing, in the event Closing occurs. It is understood, however, that such revisions or amendments shall not otherwise be taken into account in giving effect to (and shall not diminish or affect) any representations, rights, options, conditions, covenants and obligations of the Parties contained in this Agreement as originally executed unless otherwise mutually agreed by the Parties in writing.

                ARTICLE 7 - ENVIRONMENTAL MATTERS AND ADJUSTMENTS

7.1 Environmental Defects Notice Upon execution of and pursuant to the terms of this Agreement, Buyer (and Buyer's environmental consultants) shall have the right, at reasonable times during normal business hours, to conduct its investigation into the status of the physical and environmental condition of the Assets and their compliance with applicable Environmental Laws. If, in the course of conducting such investigation, Buyer discovers that any Asset is subject to a material Environmental Defect, Buyer may raise such Environmental Defect in the manner set forth hereafter. For purposes hereof, the term "material" shall mean that the Buyer's good faith estimate of the cost of remediating any single Environmental Defect (including the payment of any fines, penalties or other claims) exceeds five thousand dollars ($5,000.00), the Parties agreeing that such amount will be a per Environmental Defect deductible rather than a threshold. No later than 5:00 p.m. Central Time five (5) business days prior to the Closing Date (the "Environmental Defect Notice Date"), Buyer shall notify Seller in writing specifying such Environmental Defects, if any, the Assets affected thereby, and Buyer's good faith estimate of the costs of remediating such defects, together with supporting documentation. Seller may, but shall be under no obligation to, correct to the satisfaction of Buyer at its own cost and expense such defects on or before the Closing Date, in which case such affected Asset shall be included in the purchase and there shall be no reduction to the Stock Consideration portion of the Purchase Price therefor. Prior to Closing, Buyer and Seller shall treat all information regarding any environmental conditions as confidential, whether material or not, and shall not make any contact with any Governmental Entity or third Person (other than Buyer's representatives, consultants and lenders) regarding same without the written consent of the other Party unless required by Law.

7.2 Non-Waiver of Environmental Defects. If Buyer fails to notify Seller prior to or on the Environmental Defect Notice Date of any Environmental Defects, the Parties shall proceed with Closing but all such defects, whether known or unknown, will be deemed a Retained Obligation and Seller shall retain the risks, Liability and obligations associated with such defects.

7.3 Remedies for Environmental Defects. In the event any Environmental Defect, for which notice has been timely given as provided hereinabove, remains uncured as of Closing, Buyer, at its sole option, shall either (i) accept Seller's agreement prior to Closing to cure or remediate, at Seller's expense, such Environmental Defect as soon as reasonably possible after Closing and without any reduction to the Stock Consideration in a manner acceptable to both Parties, and Seller shall indemnify Buyer with respect to any claims or Liability associated with such Environmental Defect or (ii) reduce the Stock Consideration by the amount of the Defect Value as determined pursuant to Section 8.4, subject to application of the five-thousand dollars ($5,000.00) deductible described in
Section 7.1 with the number of shares of Common Stock being reduced based on the closing price of the Common Stock on the Closing Date or (iii) exclude the Asset impacted by the Environmental Defect from the transactions contemplated herein (such that they are not Purchased Assets)and reduce the Stock Consideration by an amount equal to the Allocated Value of such Asset with the number of shares of Common Stock being reduced based on the closing price of the Common Stock on the Closing Date.

                   ARTICLE 8 - TITLE DEFECTS AND ADJUSTMENTS

8.1      Seller's Title.

     (a) Except for the special warranty of title referenced in Section 8.1(b) and without limiting Buyer's rights to terminate this Agreement pursuant to
Article 9 or not purchase the Asset and adjust the Stock Consideration portion of the Purchase Price by operation of this Article 8, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller's title to any of the Assets and Buyer hereby acknowledges and agrees that Buyer's sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be Buyer's rights to terminate this Agreement pursuant to Article 9 or not purchase the Asset and to adjust the Stock Consideration to the extent provided in this Article 8 and (ii) after Closing, shall be pursuant to the special warranty of title referenced in
Section 8.1(b).

     (b) The conveyance to be delivered by Seller to Buyer shall be substantially in the form of Exhibit G hereto (the "Conveyance"). THE CONVEYANCE, SUBJECT TO THE PERMITTED ENCUMBRANCES, SHALL BE MADE WITHOUT WARRANTY OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND WITHOUT RECOURSE, EVEN AS TO THE RETURN OF THE PURCHASE PRICE OR OTHER CONSIDERATION, EXCEPT THAT, SUBJECT TO THE PERMITTED ENCUMBRANCES, SELLER SHALL WARRANT TITLE TO THE ASSETS AGAINST ALL CLAIMS, LIENS, BURDENS AND ENCUMBRANCES ARISING BY, THROUGH OR UNDER SELLER, BUT NOT OTHERWISE AND NOT WITH RESPECT TO ANY IMPAIRMENT OR FAILURE OF TITLE RELATED TO ANY LACK OF PRODUCTION IN PAYING QUANTITIES. THE CONVEYANCES SHALL BE MADE WITH FULL SUBSTITUTION AND SUBROGATION TO BUYER IN AND TO ALL COVENANTS AND WARRANTIES BY OTHERS HERETOFORE GIVEN OR MADE TO SELLER WITH RESPECT TO THE ASSETS TO THE EXTENT SUCH MAY BE CONVEYED BY SELLER.

     (c) Buyer shall not be entitled to protection under Seller's special warranty of title in the Conveyance against any Title Defect reported under this
Article 8.

     (d)   "Defensible   Title"   subject  to  and  except  for  the   Permitted
Encumbrances, shall mean:

          (i) such title held by Seller that entitles Seller to receive a share of the Hydrocarbons produced, saved and marketed from any Well identified in Exhibit "B" throughout the duration of the productive life of such Well (after satisfaction of all royalties, overriding royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons) (a "Net Revenue Interest"), of not less than the Net Revenue Interest shown in Exhibit "B" for such Well, except decreases in connection with those operations in which Seller may after the Effective Time be a non-consenting co-owner, decreases resulting from the establishment or amendment after the Effective Time of pools or units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, and except as stated in such Exhibit "B".

          (ii) Such title held by Seller that obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, (i) any Well identified in Exhibit "B" not greater than the "working interest" shown in Exhibit "B" for such Well without increase throughout the productive life of such Well, except as stated in Exhibit "B" and except increases resulting from contribution requirements with respect to non-consenting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller's Net Revenue Interest; and

          (iii) Is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects.

          (iv) As to personal property included in the Assets, Seller's ownership thereof is free and clear of any liens, claims or encumbrances of any kind or character; and

          (v) As to all other Assets, Seller's ownership interest (a) is free and clear of any liens, claims or encumbrances of any kind or character; and (b) Seller is not in default under a material provision of any other contract or agreement affecting such Assets..

     (e) "Title Defect" shall mean (i) any matter which causes Seller to have less than Defensible Title to any of the Assets, or (ii) any matter that causes one or more of the following statements to be untrue, except for Permitted
Encumbrances:

          (i) Seller has not received written notice from any Governmental Entity or any other Person (including employees) claiming any violation of any Law with respect to the Assets;

          (ii) Seller, or the Operator of an Asset, has complied in all material respects with the provisions and requirements of all orders, regulations and rules issued or promulgated by Governmental Entities having jurisdiction with respect to the Assets and has filed for and obtained all governmental certificates, permits and other authorizations necessary for Seller's current operation of the Assets other than permits, consents and authorizations required for the sale and transfer of the Assets to Buyer;

          (iii) Seller has not materially defaulted or materially violated any agreement to which Seller is a party or any obligation to which Seller is bound affecting or pertaining to the Assets other than as disclosed hereunder or on any exhibit attached hereto;

          (iv) The Leases and all material surface leases, easements and similar surface use agreements attributable to or affecting the Assets are in full force and effect; and

          (v) All taxes, rentals, royalties, operating costs and expenses, and other costs and expenses related to the Assets which are due from or are the responsibility of Seller have been paid.

         Notwithstanding the foregoing, imbalances with respect to oil or natural gas shall not be deemed to be Title Defects and shall be governed by
Article 18, hereof.

     (f) "Title Defect Property" shall mean any Asset or portion thereof burdened by a Title Defect.

     (g) "Permitted Encumbrances" shall mean any of the following matters:

          (1)  defects  in the early  chain of title  consisting  of  failure to
     recite   marital   status  or  the  omission  of   succession  or  heirship
     proceedings;

          (2) defects or irregularities arising out of uncancelled mortgages, judgments or liens, the inscriptions of which, on their face, have expired as a matter of Law prior to the Effective Time, or prior unreleased oil and gas leases which, on their face, expired more than ten (10) years prior to the Effective Time and have not been maintained in force and effect by production or operations pursuant to the terms of such leases;

          (3) operator's liens for amounts not yet due and payable, or those that are being contested in good faith by Seller in the ordinary course of business;

          (4) to the extent any of the following do not materially diminish the value of, or impair the conduct of operations on, any of the Assets and do not decrease the net revenue interest of Seller below that set forth on Exhibit "B" or increase the working interest of Seller above that set forth on Exhibit "B": (i) easements, rights-of-way, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, fishing, logging, canals, ditches, lakes, reservoirs or the like, (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way, on, over or in respect of property owned or leased by Seller or over which Seller owns rights of way, easements, permits or licenses, and (iii) the terms and conditions of all leases, agreements, orders, instruments and documents pertaining to the Assets;

          (5) all lessors' royalties, overriding royalties, net profits interests, carried interest, production payments, reversionary interests and other burdens on or deductions from the proceeds of production if the net cumulative effect of such burdens or deductions does not reduce the net revenue interest of Seller in any Assets affected thereby to the extent that Seller will not be able to deliver to Buyer at the Effective Time, a net revenue interest of at least that reflected on Exhibit "B" of all Hydrocarbons produced, saved and marketed from or attributable to such Well, or impair the right to receive revenues attributable thereto;

          (6) Preferential Purchase Rights and required third Person consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties, or the appropriate time period for asserting the rights has expired without an exercise of the rights prior to the Closing Date;

          (7) all rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance;

          (8) defects or irregularities of title arising out of events or transactions which have been barred by statutes of limitations or by adverse possession;

          (11) any encumbrance or other matter having an adverse effect on the value of the Assets of five thousand dollars ($5,000) or less, the Parties agreeing that such amount will be a per Title Defect deductible rather than a threshold;

          (12) rights reserved to or vested in any Governmental Entity to control or regulate any of the Assets in any manner, and all applicable Laws;

          (13) any encumbrance or other matter (whether or not constituting a Title Defect) expressly waived in writing by Buyer;

                  and

          (14)  the  litigation  and  threatened  litigation,   and  any  Claims
     thereunder, as listed on Exhibit "H."

8.2      Notice of Title Defects.

         No later than 5:00 p.m. Central Time five (5) business days prior to the Closing Date (the "Title Defect Notice Date"), Buyer may provide Seller written notice of any Title Defect along with a description of those matters which, in Buyer's reasonable opinion, constitute Title Defects and setting forth in detail Buyer's calculation of the value for each Title Defect. Seller may elect, at its sole cost and expense, but without obligation, to cure all or any portion of such Title Defects prior to Closing, in a manner acceptable to Buyer, in which case no reduction in the Stock Consideration shall be made. Subject to Buyer's remedies for a breach of Seller's obligations, or a breach of the special warranty of title set forth in the Conveyances, any Title Defects not asserted by Buyer on or prior to the Title Defect Notice Date shall be deemed waived by Buyer (which waived defects shall be deemed Permitted Encumbrances), the Parties shall proceed with Closing, Seller shall be under no obligation to correct such defects, and Buyer shall assume the risks, Liability and obligations associated with such defects.

8.3      Title Defect Adjustment.

     (a) In the event any Title Defect, for which notice has been timely given as provided hereinabove, remains uncured as of Closing, Buyer, in its sold discretion, may elect to either (i) accept Seller's agreement prior to closing to cure such Title Defect by indemnifying Buyer against any Claims that may arise out of such Title Defect, subject to the provisions of Section 8.3(c) below, with no reduction in the Purchase Price; or (ii) reduce the Stock Consideration by an amount equal to the Defect Value as determined pursuant to
Section 8.4, subject to application of the five thousand dollars ($5,000.00) deductible with the number of shares of Common Stock being reduced based on the closing price of the Common Stock on the Closing Date or (iii) exclude the Asset impacted by the Title Defect from the transactions contemplated herein (such that they are not Purchased Assets) and reduce the Stock Consideration by an amount equal to the Allocated Value of such Asset with the number of shares of Common Stock being reduced based on the closing price of the Common Stock on the Closing Date. Should Seller elect either alternative "(i)" (indemnity) or (ii) (price reduction) in this Section 8.3(a), those Assets affected by the Title Defect shall be transferred to Buyer at Closing.

     (b) The following provisions shall apply to an election by Seller under the second sentence of Section 8.3(a) to cure a Title Defect by indemnifying Buyer with regard to such Title Defect:

          (1) Seller's indemnity shall be for an indefinite period of time.

          (2) Seller shall execute and deliver to Buyer a mutually agreeable form of indemnity agreement with respect to such Title Defect, which shall indemnify Buyer from and against any and all Claims arising from or related to such Title Defect, including, without limitation, the portion of the Purchase Price paid by Buyer for the Assets affected thereby and all capital expenditures and other costs and expenses incurred by Buyer in connection with the ownership, operation and development of the Assets affected thereby.

          (3) Seller's indemnity shall be freely transferable by Buyer to its successors and assigns of the Assets affected by such Title Defect, including without limitation, any lender to Buyer and any Buyer of such Assets, whether directly from Buyer or through any foreclosure proceeding; and



     (c) Except as provided in Article 9, in the event any adjustment to the Stock Consideration is made pursuant to alternative (ii) in the first sentence of Section 8(a) due to a Title Defect raised by Buyer, the Parties shall proceed with Closing, Seller shall be under no obligation to correct such defect, and such defect shall become an Assumed Obligation of Buyer.

8.4      Environmental Defect and Title Defect Values.

         Upon timely delivery of notice of an Environmental Defect and/or a Title Defect, Buyer and Seller shall in good faith use their reasonable efforts to agree on the validity and value of the claim for the purpose of making any adjustment to the Purchase Price based on the provisions herein ("Defect Value").:

     (a) If the Title Defect is based on a difference in net revenue interest or expense interest from that shown on Exhibit "B" for the affected Assets, then the Stock Consideration portion of the Purchase Price shall be proportionately reduced.

     (b) If the Environmental Defect or Title Defect is liquidated in amount (for example, but not limited to, a lien, encumbrance, charge or penalty), then the adjustment to the Stock Consideration portion of the Purchase Price shall be the sum necessary to be paid to the obligee to remove the defect from the Asset.

     (c) If the Environmental Defect or Title Defect represents an obligation or burden upon the affected Assets for which the economic detriment is not liquidated but can be estimated with reasonable certainty as agreed to by the Parties, the adjustment to the Stock Consideration based on the closing price of the Common Stock on the Closing Date shall be the sum necessary to compensate Buyer at Closing for the adverse economic effect which the Environmental Defect or Title Defect will have on the affected Assets, taking into account all relevant factors, including, but not limited to, the following:

          (1) the Allocated Value of the Assets affected by a Title Defect;

          (2) the economic  assumptions the Buyer utilized in the  determination
     of  the  Allocated  Value  of  the  Asset,  including  prices,   forecasts,
     production, reserves, discount factors or other relevant information; and

          (3) cost to remediate an Environmental Defect.

                          ARTICLE - OPTION TO TERMINATE

9.1 Option to Terminate for Defects. If the aggregate of the Defect Values attributable to all Environmental Defects and Title Defects determined pursuant to Articles 7 and 8 and the provisions of Section 9.3 below, shall exceed $,400,000.00, then either Buyer or Seller may, at its sole option, terminate this Agreement without any further obligation by giving written notice of termination to the other Party at any time prior to Closing. In the event of such termination, neither Party shall have any further obligation or Liability hereunder.

9.2 Option to Terminate for Defects and Other Matters. If, prior to Closing the sum of (a) the aggregate Defect Values attributable to all Environmental Defects and Title Defects determined pursuant to Articles 7 and 8 and the provisions of
Section 9.3 below, (b) the Allocated Values of all Assets excluded from the transactions contemplated hereby pursuant to Articles 7 and 8, (c) the Allocated Values of all Assets excluded from the transactions contemplated hereby because of the exercise of Preferential Purchase Rights or because the time period for exercising such Preferential Purchase Rights has not expired, (d) the Allocated Values of all Third Party Interests, and (e) the Allocated Values of all Assets affected by Casualty Losses excluded from the transactions contemplated hereby exceeds $800,000.00, then either Buyer or Seller may terminate this Agreement without any further obligation by giving written notice of termination to the other Party at any time prior to Closing. In the event of such termination, neither Party shall have any further obligation or Liability hereunder.

9.3 Dispute as to Defect Values. In the event of a dispute between Seller and Buyer as to the Defect Value for an Environmental Defect or Title Defect, the Parties shall negotiate in good faith as to estimates of such Defect Value for purposes of this Article 9 only. Should the Parties be unable to agree on a Defect Value, the Buyer's good faith estimate of the Defect Value shall be utilized for purposes of this Article 9 only.

    ARTICLE 10 - PREFERENTIAL PURCHASE RIGHTS AND CONSENTS OF THIRD PARTIES

10.1      Actions and Consents.

(a) Seller and Buyer agree that each shall use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary to consummate and make effective the transactions provided in this Agreement and to assure that it will not be under any material corporate, legal, or contractual restriction that could prohibit or delay the timely consummation of such transaction.

     (b) Seller shall notify all holders of (i) Preferential Purchase Rights relating to the Assets, (ii) rights of consent to the assignment, or (iii) rights of approval to the assignment of the Assets, and of such terms and conditions of this Agreement to which the holders of such rights are entitled. Seller shall promptly notify Buyer if any Preferential Purchase Rights are exercised, any consents or approvals denied, or if the requisite period has elapsed without said rights having been exercised or consents or approvals having been received. If prior to Closing, any such Preferential Purchase Rights are timely and properly exercised, the interest or part thereof so affected shall be eliminated from the Assets and the Stock Consideration portion of the Purchase Price reduced by the Stock Consideration portion of the Purchase Price allocated to such interest or part thereof as provided in Exhibit "F."

     (c) With respect to any portion of the Assets for which a Preferential Purchase Right has not been asserted or waived prior to Closing or a consent or other approval to assign has not been granted and for which the time for election to exercise such Preferential Purchase Right or to grant such consent or approval has not expired (and Buyer is unwilling to assume the Liability associated with the failure to obtain such consent or approval), Closing with respect to the portion of the Assets subject to such outstanding obligations will be deferred (the "Third Party Interests"). Subject to Section 9.2, Closing with respect to all other Assets will proceed as provided in this Agreement, but the Stock Consideration portion of the Purchase Price delivered to Seller at Closing will be reduced by the Allocated Value of the Third Party Interests. In the event that within ninety (90) days after Closing any such Preferential Purchase Right is waived or consent or approval is obtained or the time for election to purchase or to deliver a consent or approval passes (such that under the applicable documents, Seller may sell the affected Third Party Interest to Buyer), then subject to the terms and conditions hereof (including Article 12) the Closing with respect to the applicable portion of the Third Party Interests will proceed promptly. If such waivers, consents or approvals as are necessary are not received by Seller within the applicable ninety (90) day period, Seller shall retain such Third Party Interests and the Parties shall have no further Liability or obligation to each other with respect thereto.

     (d) If any additional Preferential Purchase Rights are discovered after Closing, or if a Preferential Purchase Rights holder alleges improper notice, then Buyer agrees to cooperate with Seller in giving effect to any such valid Preferential Purchase Rights. In the event any such valid Preferential Purchase Rights are validly exercised after Closing, Buyer's sole remedy against Seller shall be return by Seller to Buyer of that portion of the Stock Consideration Portion of the Purchase Price allocated under Exhibit "F" to the portion of the Assets on which such rights are exercised and lost by Buyer to such third Person with the value of the Stock Consideration being based on the closing price of the Common Stock on the Closing Date.

                             ARTICLE 11 - COVENANTS

11.1      Covenants of Seller Pending Closing.

     (a) From and after the date of execution of this Agreement and until the Closing, and subject to Section 11.2 and the constraints of applicable operating and other agreements, Seller shall operate, manage, and administer the Assets as a reasonable and prudent operator and in a good and workmanlike manner consistent with its past practices, and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement. Prior to Closing, Seller shall use all reasonable efforts to preserve in full force and effect all Leases, operating agreements, easements, rights-of-way, surface leases, permits, licenses, and agreements which relate to the Assets, and shall perform all obligations of Seller in or under all such agreements relating to the Assets. Seller shall, except for emergency action taken in the face of serious risk to life, property, or the environment (1) submit to Buyer, for prior written approval, all requests for operating or capital expenditures and all proposed contracts and agreements relating to the Assets which involve individual commitments of more than fifty thousand dollars ($50,000.00) to the 8/8ths interest; (2) consult with, inform, and advise Buyer regarding all material matters concerning the operation, management, and administration of the Assets; (3) obtain Buyer's written approval prior to voting under any operating, unit, joint venture, partnership or similar agreement relating to the Assets; and (4) not approve or elect to go nonconsent as to any proposed well located on the Assets or plug and abandon or agree to plug and abandon any Well without Buyer's prior written approval. On any matter requiring Buyer's approval under this Section 11.1(a), Buyer shall respond within ten (10) Business Days to Seller's request for approval (unless Seller notifies Buyer that a shorter time to respond is required in which case the Buyer shall respond in the required time), and failure of Buyer to respond to Seller's request for approval within such time shall release Seller from the obligation to obtain Buyer's approval before proceeding on such matter. With respect to emergency actions taken by Seller in the face of serious risk to life, property, or the environment, without prior approval of Buyer pursuant to the provisions above, Seller will advise Buyer of its actions as promptly as reasonably possible and consult with Buyer as to any further related actions.

     (b) Seller shall promptly notify Buyer of any threatened or actual Claim before any Governmental Entity and any Claim which relates to the Assets or which is reasonably expected to result in impairment or loss of any material portion of the Assets or which might hinder or impede the operation of the Assets in any material respect.

     (c) In addition, without the prior written approval of Buyer, Seller agrees to (i) not sell, lease, farmout, transfer, or otherwise dispose of, directly or indirectly, any Assets, except for sales of Hydrocarbons in the ordinary course of business or as reflected on Exhibit "D," (ii) maintain all insurance with respect to the Assets currently in effect, (iii) remain in material compliance with all Laws with respect to its ownership and operation of the Assets as a reasonably prudent operator, (iv) not amend any material contract or enter into any contract affecting the Assets that would be considered a material contract if in effect as of the date of this Agreement, or (v) not waive or release any material Claim or right with respect to the Assets or settle any Claim with respect to the Assets, except to the extent constituting a Retained Obligation, or the litigation referred to in Section Error! Reference source not found. below.

     (d) As compensation for its services as Operator for the period between the Effective Time and the Closing Date with respect to Purchased Assets, Buyer shall pay to Seller an amount equal to Buyer's share of all overhead charges and operating costs under the applicable Joint Operating Agreement. Buyer will be entitled to any overhead payments from other working interest owners attributable to the same period.

     (e) Seller shall cooperate with Buyer and shall execute such documents or instruments as may be reasonably necessary to arrange for the timely transfer to Buyer or re-issuance in the name of Buyer of all permits, licenses, registrations or other approvals required for Buyer's post-Closing ownership or operation of the Assets, including without limitation those required under or pursuant to Environmental Laws.

11.2      Limitations on Seller's Covenants Pending Closing.

         To the extent Seller is not the operator of any of the Assets, the obligations of Seller in Section 11.1 concerning operations or activities which normally or pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that Seller use all reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Assets to take such actions or render such performance as would a reasonable prudent operator and within the constraints of the applicable operating agreements and other applicable agreements.

11.3      Notification of Breaches.

         Until the Closing,

     (a) Buyer shall notify Seller promptly after Buyer obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.

     (b) Seller shall notify Buyer promptly after Seller obtains actual knowledge that any representation or warranty of Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Buyer prior to or on the Closing Date has not been so performed or observed in any material respect.

     (c) If any of Buyer's or Seller's representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Buyer's or Seller's covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing (or, if the Closing does not occur, by the date set forth in Section 16.1), then such breach shall be considered not to have occurred for all purposes of this Agreement.

                        ARTICLE 12 - CLOSING CONDITIONS

12.1      Seller's Closing Conditions.

         The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction, at or prior to the Closing, of the following conditions:

     (a) All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed, satisfied and complied with all agreements and covenants required by this Agreement to be performed, satisfied and complied with by Buyer at or prior to the Closing;

     (b) The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Buyer, and Buyer shall have executed and delivered to Seller an officer's certificate of Buyer confirming the same;

     (c) All necessary consents of and filings with any Governmental Entity relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing;

     (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any Governmental Entity seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement; and

     (e) Buyer shall have delivered (or be ready, willing and able to deliver) all agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Buyer to Seller prior to or in connection with the Closing.

     (f) Any waiting period applicable to the consummation of the transaction contemplated by this Agreement under the HSR Act shall have lapsed or terminated (by early termination or otherwise.)

     (g) Buyer shall have issued or caused to be issued to Seller the certificate representing the Stock Consideration.

     (h) Buyer shall have issued to Seller the Promissory Note substantially in the form attached hereto as Exhibit Q.

     (i) Buyer shall have executed and delivered the Employment  Agreements with
Donal  R.  Schmidt,   Jr.  ("Schmidt")  and  Thimothy  S.  Wafford   ("Wafford")
substantially in the forms attached hereto as Exhibit R and Exhibit S.

     (j) From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Buyer of its subsidiaries, taken as a whole, that would constitute a Material Adverse Effect.

11.2      Buyer's Closing Conditions.

         The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction, at or prior to the Closing, of the following conditions:

     (a) All representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed, satisfied and complied with all agreements and covenants required by this Agreement to be performed, satisfied and complied with by Seller at or prior to the Closing;

     (b) The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Seller, and Seller shall have executed and delivered to Buyer an officer's certificate of Seller confirming the same;

     (c) All necessary consents of and filings with any Governmental Entity relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, except to the extent that such consents and filings are normally obtained, accomplished or waived after Closing;

     (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any Governmental Entity seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement; and

     (e) Seller shall have delivered (or be ready, willing and able to deliver) all agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Seller to Buyer prior to or in connection with the Closing.

     (f) Any waiting period applicable to the consummation of the transaction contemplated by this Agreement under the HSR Act shall have lapsed or terminated (by early termination or otherwise.)

     (g) Schmidt and Wafford shall have executed and delivered to Buyer the Employment Agreements substantially in the forms attached hereto as Exhibit R and Exhibit S.

     (h) From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of Seller of its subsidiaries, taken as a whole, that would constitute a Material Adverse Effect.

     (i) The aggregate of all adjustments to the Purchase Price shall not exceed $1,000,000.

     (j) The transactions contemplated herein shall have been approved by the Board of Directors of the Buyer.

                              ARTICLE 12 - CLOSING

12.1      Closing.

         Consummation of the purchase and sale transaction contemplated by this Agreement, (the "Closing") shall, unless otherwise agreed in writing by Seller and Buyer, be held at the offices of Seller at 10:00 a.m., local time, on August 1, 2010. or at such earlier date or place as the Parties may agree in writing (herein called "Closing Date"). Time is of the essence and the Closing Date shall not be extended unless by written agreement of the Parties.

12.2      Seller's Closing Obligations.

         At Closing, Seller shall deliver to Buyer the following:

     (a) the Conveyance and such other documents as may be reasonably necessary to convey the Purchased Assets to Buyer in accordance with the provisions hereof, executed by Seller;

     (b) a non-foreign affidavit executed by Seller in the form attached as Exhibit "M";

     (c) copies of all applicable waivers, consents, approvals, permits and actions relating to the Purchased Assets obtained;

     (d) exclusive possession of the Purchased Assets;

     (e) letters-in-lieu of transfer orders relating to the Purchased Assets in form acceptable to Seller and Buyer; and

     (f) releases of all mortgages, liens and similar encumbrances burdening the Purchased Assets, including those shown on Exhibit "D," in form and substance reasonably satisfactory to Buyer;

     (g) a certificate of the Secretary or an Assistant Secretary of the Seller, certifying (i) that true and complete copies of the resolutions duly and validly adopted by the board of directors of Seller's general partner (as applicable) evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are attached thereto and are in full force and effect and (ii) to the incumbency of the officers of the Seller executing this Agreement and the instruments contemplated hereby;

     (h) any indemnification agreements required by Sections 7 and 8; and

     (i) Any deliverables set forth in Section 12.2 above.

12.3      Buyer's Closing Obligations.

         At Closing, Buyer shall deliver to Seller the following:

     (a) Conveyances executed by Buyer,

     (b) deliver a certificate of the Secretary or an Assistant Secretary of the Buyer, certifying (i) that true and complete copies of the resolutions duly and validly adopted by the board of directors of Buyer evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are attached thereto and are in full force and effect and (ii) to the incumbency of the officers of the Buyer executing this Agreement and the instruments contemplated hereby; and

     (c) Any deliverables set forth in Section 12.1 above.

12.4      Joint Closing Obligations.

         Both Parties at Closing shall execute the following:

     (a) a Closing Statement evidencing Purchased Assets, the amount of the Promissory Note and the Stock Consideration and all adjustments to the Purchase Price taken into account at Closing.

         All  events  of  Closing   shall  each  be  deemed  to  have   occurred
simultaneously with the other, regardless of when actually occurring and each shall be a condition precedent to the other.

                     ARTICLE 13 - LIMITATIONS ON WARRANTIES
                            AND REMEDIES/DTPA- WAIVER

13.1     Limitations on Warranties and Remedies.

         THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND IN THE CONVEYANCE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE LEASES, OR THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE ASSETS ARE SOLD HEREUNDER "AS IS, WHERE IS, AND WITH ALL FAULTS" AND NO WARRANTIES OR
REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS

FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF SELLER. IT IS UNDERSTOOD AND AGREED THAT PRIOR TO CLOSING BUYER SHALL HAVE INSPECTED THE ASSETS FOR ALL PURPOSES AND SHALL HAVE SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT BUYER ACCEPTS SAME IN ITS "AS IS, WHERE IS AND WITH ALL FAULTS" CONDITION, SUBJECT TO BUYER'S RIGHTS HEREUNDER. EXCEPT FOR THE LIMITED WARRANTY OF TITLE SET FORTH IN THE CONVEYANCE, BUYER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.

         BUYER ACKNOWLEDGES THAT THIS EXPRESS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND BUYER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF BUYER AND EXPLAINED IN DETAIL AND THAT BUYER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER FOR THE ABOVE DESCRIBED PROPERTY. THE WAIVERS INCLUDED IN THIS SECTION 14.1 ARE NOT INTENDED TO ALTER OR LIMIT REPRESENTATIONS AND WARRANTIES CONTAINED ELSEWHERE IN THIS AGREEMENT OR IN RELATED CONVEYANCE DOCUMENTS.

         The above is subject to the other terms and conditions of this Agreement.

                  ARTICLE 14 - CASUALTY LOSS AND CONDEMNATION

         If, prior to the Closing, all or any portion of the Assets are destroyed by fire or other casualty or if any portion of the Assets shall be taken by condemnation or under the right of eminent domain (all of which are herein called "Casualty Loss" and limited to property damage or taking only), Buyer shall have the option either (i) to delete that portion of the Assets which is subject to the Casualty Loss from the Assets, and the Stock Consideration portion of the Purchase Price shall be reduced by the value allocated to the deleted Asset as set out in Exhibit "F," or (ii) for Buyer to proceed with the purchase of such Assets, notwithstanding any such destruction or taking (without reduction of the Stock Consideration portion of the Purchase Price) in which case Seller shall pay, at the Closing, to Buyer all sums paid to Seller by third Persons by reason of the destruction or taking of such Assets and shall assign, transfer and set over unto Buyer all insurance proceeds received by Seller as well as all of the right, title and interest of Seller in and to any Claims, unpaid proceeds or other payments from third Persons arising out of such destruction or taking. If the Allocated Value of that portion of the Assets affected by the Casualty Loss as shown on Exhibit "F" exceeds $250,000.00, Buyer and Seller shall each have the right to terminate this Agreement upon written notification to the other, the transaction shall not close and thereafter neither Buyer nor Seller shall have any Liability or further obligations to the other hereunder. Prior to Closing, Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Loss without first obtaining the written consent of Buyer.

                            ARTICLE 15 - TERMINATION

15.1      Termination.

         This Agreement may be terminated at any time prior to Closing: (i) by the mutual prior written consent of Seller and Buyer; (ii) by the Buyer or Seller pursuant to Section 9.1 and 9.2 and Article 15; or (iii) by Seller or Buyer, if Closing has not occurred on or before October 1, 2010.

15.2      Effect of Termination.

         If this Agreement is terminated pursuant to Section 16.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 4(f), 5(e), 6.7, Error! Reference source not found.,17.2, 17.3, 20.2, 20.12, 20.13 and 20.24 of this Agreement all of which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement. Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 16.1(iii) shall not relieve any party from liability for any willful or negligent failure to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing. In the event this Agreement terminates under Section 16.1(iii) because a party has willfully or negligently failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed at or prior to Closing, then the other party shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and attorneys' fees in addition to any other relief to which such party may be entitled.

15.3      Remedies.

         The prevailing Party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing Party.

15.4      Limitations on Damages.

         Notwithstanding any other provision contained elsewhere in this Agreement to the contrary, the Parties acknowledge that this Agreement does not authorize one Party to sue for or collect from the other Party its own punitive damages, or its own consequential or indirect damages in connection with this Agreement and the transactions contemplated hereby and each Party expressly waives for itself and on behalf of its Affiliates, any and all Claims it may have against the other Party for such damages in connection with this Agreement and the transactions contemplated hereby.

                     ARTICLE 16 - ASSUMPTION AND INDEMNITY

16.1      Assumed Obligations.

         Upon and after Closing, Buyer shall own the Purchased Assets and be responsible for the Assumed Obligations and Buyer's indemnity obligations hereunder. Buyer agrees to assume and pay, perform, fulfill and discharge all Assumed Obligations and Buyer's indemnity obligations. Prior to Closing, Seller shall own the Assets and after Closing shall continue to own the Excluded Assets and any Assets not included in Purchased Assets. Seller shall remain liable for any Liabilities, Claims duties and obligations that are not Assumed Oblitations, including but not limited to the Retained Obligations and Seller's indemnity obligations hereunder. Buyer agrees to assume and pay, perform, fulfill and discharge such duties, obligations and Liabilities, all Retained Obligations and Buyer's indemnity obligations..

16.2      Buyer's Indemnity.

         BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD SELLER AND SELLER'S AFFILIATES AND EACH OF THEIR SHAREHOLDERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS AND REPRESENTATIVES ("SELLER INDEMNITEES") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WITH RESPECT TO ALL LIABILITIES AND OBLIGATIONS OR ALLEGED OR THREATENED LIABILITIES AND OBLIGATIONS CAUSED BY, RELATED TO, ATTRIBUTABLE TO, OR ARISING OUT OF (i) THE ASSUMED OBLIGATIONS OR (ii) BUYER'S MATERIAL BREACH OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 5 AND ANY MATERIAL BREACH OF ITS COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT. THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE SOLE OR PARTIAL OR COMPARATIVE OR CONCURRENT OR OTHER FAULT, NEGLIGENCE OR STRICT, PRE-EXISTING OR OTHER LIABILITY ON THE PART OF SELLER. ADDITIONALLY, THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY
REGARDLESS OF THE NATURE OF THE OBLIGATIONS OF SELLER, BE THEY IN TORT, CONTRACT, QUASI-CONTRACT, STATUTORY, OR OTHERWISE.

16.3      Seller's Indemnity.

         SELLER AGREES TO INDEMNIFY, DEFEND AND HOLD BUYER AND BUYER'S AFFILIATES AND EACH OF THEIR PARTNERS, SHAREHOLDERS, MEMBERS, EMPLOYEES, OFFICERS, DIRECTORS AND REPRESENTATIVES ("BUYER INDEMNITEES") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS WITH RESPECT TO ALL LIABILITIES AND OBLIGATIONS OR ALLEGED OR THREATENED LIABILITIES AND OBLIGATIONS CAUSED BY, RELATED TO, ATTRIBUTABLE TO, OR ARISING OUT OF (i) THE RETAINED OBLIGATIONS, OR (ii) SELLER'S MATERIAL BREACH OF ITS REPRESENTATIONS AND WARRANTIES SET FORTH IN
ARTICLE 4 AND ANY MATERIAL BREACH OF ITS COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT. THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE SOLE OR PARTIAL OR COMPARATIVE OR CONCURRENT OR OTHER FAULT, NEGLIGENCE OR STRICT, PRE-EXISTING OR OTHER LIABILITY ON THE PART OF BUYER. ADDITIONALLY, THE DEFENSE AND INDEMNITY OBLIGATIONS PROVIDED BY THIS SECTION SHALL APPLY REGARDLESS OF THE NATURE OF THE OBLIGATIONS OF BUYER, BE THEY IN TORT, CONTRACT, QUASI-CONTRACT, STATUTORY, OR OTHERWISE.

16.4      Stipulation Regarding Express Negligence And Fault.

         THE PARTIES HERETO BOTH AGREE AND STIPULATE THAT THEY HAVE ACTUAL KNOWLEDGE OF ALL INDEMNITY PROVISIONS HEREIN, THAT THEY ARE FAMILIAR WITH THE
EXPRESS NEGLIGENCE TEST, THAT THIS DEFENSE AND INDEMNIFICATION AGREEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE TEST, THAT THE PARTIES CLEARLY INTEND TO TRANSFER THE RISK OF LOSS FOR THE INDEMNITEE'S NEGLIGENCE, FAULT AND OTHER LIABILITIES AND OBLIGATIONS AS SET FORTH ABOVE TO THE OTHER PARTY, AND THAT THESE INDEMNIFICATION PROVISIONS ARE CONSPICUOUS.

16.5      Broker or Finder's Fee.

         Each Party hereby agrees to indemnify and hold the other Party harmless from and against any Claim for a brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated by this Agreement to the extent such Claim arises from or is attributable to the actions of such indemnifying Party or its Affiliates, including, without limitation, any and all losses, damages, attorneys' fees, costs and expenses of any kind or character arising out of or incurred in connection with any such Claim or defending against the same.

16.6 Indemnification Procedures. All Claims for indemnification (an "Indemnity Claim") under this Agreement shall be asserted and resolved as follows:

     (a) For purposes of this Section 17.6, the term "Indemnifying Party" shall mean the Party having an obligation to indemnify the other Party and its related parties pursuant to this Article 17, and the term "Indemnified Party" shall mean the Party having the right to be indemnified by the other Party pursuant to this
Article 17.

     (b) To make an Indemnity Claim under this Article 17, an Indemnified Party shall notify the Indemnifying Party in writing of its Indemnity Claim, including the basis under this Agreement for its Indemnity Claim (the "Claim Notice"). In the event that the Indemnity Claim is based upon a claim by a unaffiliated third Person against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has Knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this
Section 17.6(b) shall not relieve the Indemnifying Party of its indemnification obligations under this Article 17 except to the extent (and then only to such extent) such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party's ability to defend against the Third Party Claim.

     (c) In the case an Indemnity Claim based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its Liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party so long as such pleading is not prejudicial to the Indemnifying Party.

     (d) If the Indemnifying Party admits its Liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may (at its sole costs and expense) participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 17.6. An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

     (e) If, within the 30-day period after its receipt of the Claim Notice, the Indemnifying Party does not admit its Liability or admits its Liability with respect to but fails to diligently prosecute or settle, the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party's choosing, subject to the right of the Indemnifying Party to admit its Liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its Liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten
(10) days following receipt of such notice to (i) admit in writing its Liability for the Third Party Claim and (ii) if Liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

ARTICLE 17 - GAS IMBALANCES

         Up to the Final Settlement Date, Seller and Buyer shall in good faith use their reasonable efforts to update (to the Effective Time) the gas imbalance volume amounts listed on Exhibit "J." If, prior to the Final Settlement Date, either Party hereto notifies the other Party hereto that the volumes set forth in Exhibit "J" are incorrect, then Buyer or Seller will pay the other on the Final Settlement Date, as appropriate, an amount equal to $3.00 per net mmbtu variance from the net imbalance shown on Exhibit "J." Subject to such adjustment on the Final Settlement Date, as of the Closing Buyer agrees to assume all Liability and obligation for gas production imbalances (whether over or under) attributable to the Purchased Assets to the extent, and only to the extent, reflected on Exhibit "J" (which liability and obligation shall be deemed Assumed Obligations). To the extent not reflected on Exhibit "J" Seller shall assume all Liability and obligation for gas production imbalances (whether over or under) attributable to the Assets to the extent (i) incurred prior to the Effective Time and (ii) not reflected on Exhibit "J" (which liability and obligation shall be deemed Retained Obligations) Except as set forth in this Article 18, in assuming this Liability at Closing, Buyer shall not be obligated to make any additional payment over the Purchase Price to Seller, and Seller shall not be obligated to refund any of said price to reimburse Buyer for any over-balances existing at the time of sale.

                            ARTICLE 18 - TRANSITION

         Except as prohibited by Law or applicable contracts, upon Closing and for the period prior to the repayment of the Promissory Note Buyer shall not take any action which would cause PC Operating, Limited Liability Company to be replaced as Operator of the Assets (or portions thereof) operated by Seller (or its designee). Seller shall use reasonable commercial efforts (which efforts shall not require Seller to incur any monetary or non-monetary obligations) to assist and cooperate with Buyer in connection with Buyer's efforts to cause PC Operating, Limited Liability Company to remain as Operator of all Assets (or portions thereof) operated by Seller (or its designee). Notwithstanding the above, it is recognized that there is no assurance or representation given (i) by Seller that Buyer shall succeed Seller as operator (or its designee) of any Wells and/or Leases in which other parties own interests and (ii) by Buyer that Seller or PC Operating, Limited Liability Company, shall remain or become operator of any or all of the Assets.

                           ARTICLE 19 - MISCELLANEOUS

19.1      Receivables and other Excluded Funds.

         Buyer shall be under no obligation to collect on behalf of Seller any receivables or other funds included in the Excluded Assets and described in
Section 1.29(b) of the definition of Excluded Assets.

19.2      Public Announcements.

         The Parties hereto agree that prior to Closing, each Party may publicly disclose the principal terms of this Agreement following its execution, provided that prior to making any public announcement or statement with respect to the transaction(s) contemplated by this Agreement, the Party desiring to make such public announcement or statement shall consult with the other Party hereto and exercise its best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both Parties; or (ii) obtain written approval of the other Party hereto to the text of a public announcement or statement to be made solely by Seller or Buyer, as the case may be. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any Governmental Entity to the extent (i) required by applicable Law; or (ii) necessary to comply with disclosure requirements of the New York Stock Exchange or other recognized exchange or over the counter, and applicable securities Laws.

19.3      Filing and Recording of Assignments, etc.

         Buyer shall be solely responsible for all filings and the prompt recording of assignments and other documents related to the transfer of the Assets as contemplated hereunder, and for all fees connected therewith, including the fees charged by any regulatory authority in connection with the change of operator, and Buyer shall furnish certified copies of all such filed and/or recorded documents to Seller. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly. Buyer shall promptly file all appropriate forms, declarations or bonds with federal and state agencies relative to its assumption of operations and Seller shall cooperate with Buyer in connection with such filings. Buyer shall also comply with all notice provisions contained in the Leases or otherwise applicable to the transfer of the Assets.

19.4      Further Assurances and Records.

     (a) After the Closing, each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby. Without limiting the foregoing, in the event the Exhibits and Schedules incorrectly or insufficiently describe or reference a property or an interest intended to be conveyed hereby as described in the definitions of "Leases" or "Real Property, Personal Property and Incidental Rights," Seller agrees to, within twenty (20) days of Seller's receipt of Buyer's written request, together with supporting documentation reasonably satisfactory to Seller, correct such Exhibit and/or execute an amended assignment or other appropriate instruments necessary to transfer the property or interest intended to be conveyed hereby to Buyer.

     (b) In the event that title to any of the Assets is incorrectly or unintentionally held by Seller or its parent or any of its Affiliates, Seller shall cause its parent or any of its Affiliates to take such further actions and execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement and consummation of the transactions contemplated hereby.

     (c) Buyer agrees to maintain the files and records of Seller that are acquired pursuant to this Agreement for seven (7) years after Closing. Buyer shall provide Seller and its representatives reasonable access to and the right to copy such files and records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement; (ii) complying with any Law affecting the Assets prior to the Closing Date; (iii) preparing any audit of the books and records of any third Persons relating to the Assets prior to the Closing Date, or responding to any audit related to the Assets prepared by such third Persons; (iv) preparing tax returns; (v) responding to or disputing any tax audit related to the Assets; or (vi) asserting, defending or otherwise dealing with any Claim or dispute under this Agreement or as to the Assets.

     (d) To the extent not obtained or satisfied as of Closing, Seller agrees to continue to use all reasonable efforts and to cooperate with Buyer's efforts to obtain for Buyer (i) access to files, records and data relating to the Assets in the possession of third parties; and (ii) access to Wells operated by third Persons for purposes of inspecting same; provided, however that Seller shall not have any obligation under this paragraph to incur any cost or expense in connection with its actions hereunder.

     (e) The Assets identified in Sections 1.49(d) and 1.49(e) of the definition of "Real Property, Personal Property and Incidental Rights" shall be made available to Buyer within ten (10) business days after the Closing Date at a location to be specified by Seller. Any reproduction, transportation, postage, or delivery costs from Seller's offices shall be at Buyer's sole cost, risk and expense

     (f) Buyer shall comply with all current and subsequently amended Laws applicable to the Assets and shall promptly obtain and maintain all permits required by Governmental Entities in connection with the Assets.

     (g) Seller shall use its all reasonable efforts to obtain the assignments described in Exhibit "K" prior to Closing.

     (h) Buyer and Seller hereby agree that each party shall notify the other of its receipt, after the Closing Date, of any instrument, notification or other document affecting the Assets while owned by such other party.

19.5      Notices.

         Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and may be given by personal delivery, facsimile, email, US mail (postage prepaid), or nationally recognized delivery service, and any communication hereunder shall be deemed to have been duly given and received when actually delivered to if during normal business hours (or upon the next business day, if not during normal business hours) the address of the Parties to be notified as set forth below and addressed as follows:

         If to Seller, as follows:

                  FTP Oil and Gas LP
                  5950 Berkshire Lane
                  Suite 1650
                  Dallas, Texas 75228
                  Attention:        Stuart Newsome
                  Telephone:        (214) 739-9191
                  Facsimile:        (214) 739-9152
                  Email:            stuart@pcoperating.com

         If to Buyer, as follows:

                  Sun River Energy, Inc.
                  Attn: Vince D'Antonio
                  305 South Andrews Avenue
                  Suite 204
                  Fort Lauderdale, FL 33301
                  Telephone:        (954) 424-3646
                  Facsimile:        (954) 463-4554
                  Email:            vince.dantonio@gmail.com

Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

19.6      Expenses.

         Buyer shall bear and pay all legal fee incurred by Seller in the creation and negotiation of this Agreement, the Securities Purchase Agreement for PC Operating Inc. and the Employment Agreements for Donal R. Schmidt, Jr. and Thimothy S. Wafford. Buyer shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of Buyer in connection with the transactions contemplated by this Agreement. Buyer shall bear and pay (i) all state or local government sales, transfer, gross proceeds, or similar taxes incident to or caused by the transfer of the Assets to Buyer, (ii) all documentary, transfer and other state and local government taxes incident to the transfer of the Assets to Buyer; and (iii) all filing, recording or registration fees for any assignment or conveyance delivered hereunder.

19.7       Waiver.

         Except as otherwise expressly provided in this Agreement, (i) any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance, and (ii) the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

19.8      Binding Effect; Assignment.

         Subject to the other provisions of this Section 20.8, all the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall inure to the benefit of, and be binding upon, and shall be enforceable by, the Parties hereto and their respective successors and assigns. This Agreement may not be assigned or transferred by Buyer or Seller to any other Person, without the prior, express and written consent of the other Party, and such consent may be withheld for any reason, including convenience. Any attempt to assign this Agreement by Buyer or Seller over the objection or without the express written consent of the other Party shall be absolutely void. In the event, after Closing, Buyer sells, assigns or otherwise transfers all or a portion of the Assets, this Agreement shall remain in effect between Buyer and Seller as to all the Assets regardless of such sale, assignment or transfer (and Buyer shall not be thereby released, but shall remain obligated hereunder). Any sale, assignment or other transfer of the Leases or other Assets shall also contain such other language as is necessary to satisfy the terms and provisions of such Leases or the agreements applicable to such Assets.

19.9      Taxes.

     (a) Seller and Buyer recognize that an IRS Form 8594, Asset Acquisition Statement, will be filed by Seller and Buyer, Seller and Buyer agree that the adjusted Purchase Price shall be allocated among the Assets for tax purposes in accordance with an allocation schedule which shall be prepared by Buyer and delivered to Seller within ten (10) days following the determination of the adjusted Purchase Price (the "Purchase Price Allocation Schedule") as set forth in Section 3.3. The Purchase Price Allocation Schedule shall be revised to take into account adjustments to the Purchase Price and any indemnification payments. Any dispute arising in connection with the Purchase Price Allocation Schedule shall be resolved pursuant to procedures comparable to the procedures applicable under Section 3.2(c). Seller and Buyer shall use the Purchase Price Allocation
Schedule in reporting this transaction to the applicable taxing authorities, including IRS Form 8594 and any other information returns and supplements thereto required to be filed under Section 1060 of the Internal Revenue Code of 1986 as amended and neither Seller nor Buyer shall file any tax return or otherwise take any position for tax purposes that is inconsistent with the Purchase Price Allocation Schedule.

     (b) Seller shall cause all items of income, gain, loss, deduction and credit with respect to the Assets through the Effective Date to be reflected on the federal income tax return of Seller (or if Seller is an entity disregarded as separate from its owner, on the federal income tax return of its owner). For tax purposes, all such items shall be allocated to the period up to and including the Effective Date, and to the period after the Effective Date, by closing the books as of end of the Effective Date.

     (c) Seller shall be responsible for all state, local and federal property, ad valorem, excise, severance, and other similar taxes attributable to or arising from the ownership or operation of the Assets prior to the Effective Time. Buyer shall be responsible for all property, severance and other similar taxes attributable to or arising from the ownership or operation of the Assets on and after the Effective Time. Any Party which pays such taxes for the other Party shall be entitled to prompt reimbursement upon evidence of such payment. Each Party shall be responsible for its own federal and state income taxes, if any, as may result from this transaction.

     (d) Seller acquired the Assets for use or consumption, and Seller has not been engaged, nor held itself out as being engaged, in selling similar property on a repeated or continuing basis. The Assets constitute an identifiable segment of the Seller's business within the meaning of Texas Comptroller's Sales Tax Rule 34 Tex. Admin. Code ss. 3.316(d) and accordingly, it is Seller's opinion that the sale of the Assets (other than any motor vehicles) is exempt from Texas sales and use tax as an occasional sale pursuant to Texas Tax Code 151.304(b)(2).

     (e) [If this transaction is determined to result in state sales or transfer taxes, Buyer shall be solely responsible for any and all such taxes due on the Assets acquired by Buyer by virtue of this transaction. If Buyer is assessed such taxes, Buyer shall promptly remit same to the taxing authority. If Seller is assessed such taxes, Buyer shall reimburse Seller for any such taxes paid by Seller to the taxing authority.]

19.10     Audits.

         It is expressly understood and agreed that Seller retains its right to receive its proportionate share of the proceeds attributable to the Assets from any audits relating to activities prior to the Effective Time, and Seller shall likewise pay its share of any costs attributable to the Assets and attributable to the period prior to the Effective Time resulting from any such audits.

19.11     Like-Kind Exchanges.

     Each Party consents to the other Party's assignment of its rights and obligations under this Agreement to its Qualified Intermediary (as that term is defined in Section 1.1031(k)-l(g)(4)(v) of the Treasury Regulations) and/or to its Qualified Exchange Accommodation Titleholder (as that term is defined in Rev. Proc. 2007-37 issued effective September 15, 2000) in connection with effectuation of a like-kind exchange, in whole or in part, as provided in
Section 1031 of the Code and the Treasury Regulations thereto, and if applicable, Rev. Proc. 2000-37, 2000-2 C.B. 308 (Sept. 18, 2000), as amended by Rev. Proc. 2004-51, 2004-33 I.R.B. 294 (Jul. 20, 2004) (a "Like-Kind Exchange
Transaction").

However, Seller and Buyer acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary or Qualified Exchange Accommodation Titleholder does not release either Party from any of its respective Liabilities and obligations to the other Party under this Agreement. If requested by the other Party, each Party agrees to cooperate with the other Party (to the extent reasonable) to attempt to structure the transaction as a Like-Kind Exchange Transaction. If a Like-Kind Exchange Transaction occurs, the Parties recognize that IRS Form 8824, Like-Kind Exchanges, will be required to be filed, and each Party consents to the filing of such Form and will fully cooperate, to the extent necessary, with the other Party in filing such Form.

19.12     Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. VENUE FOR ANY LEGAL PROCEEDING ARISING FROM THIS AGREEMENT SHALL BE IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION OR A STATE DISTRICT COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS. THE PARTIES CONSENT TO PERSONAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION

OR A STATE DISTRICT COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS FOR ANY LEGAL LROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT, AGREE THAT THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION OR A STATE DISTRICT COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS SHALL BE DEEMED TO BE A CONVENIENT FORUM AND AGREE NOT TO ASSERT (BY WAY OR MOTION, AS A DEFENSE OR OTHERWISE) THAT SUCH LEGAL PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT MAY NOT BEEN ENFORCED IN OR BY SUCH COURT.

19.13     Entire Agreement.

         This Agreement embodies the entire agreement between the Parties and replaces and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, whether written or oral. No other agreement, statement, or promise made by any Party, or to any employee, officer or agent of any Party which is not contained in this Agreement shall be binding or valid. This Agreement may be supplemented, altered, amended, modified or revoked by a writing only, signed by the Parties hereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof.

19.14     Severability.

         If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

19.15     Exhibits and Schedules.

         All Exhibits and Schedules attached to this Agreement, and the terms of those Exhibits which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

19.16     Suspended Funds.

         At Closing, Seller shall transfer to Buyer all funds, if any, held by Seller in suspense owing to third Persons on account of the sale of Hydrocarbons from the Assets, together with all information in the possession of Seller identifying the funds. Buyer upon receipt of the funds shall assume all responsibility for the payment thereof to third Persons entitled to the same. Buyer shall indemnify and hold Seller harmless for Claims and Liabilities relating to or arising out of Buyer's payment, mispayment or failure to make payments of any such funds; except to the extent caused by Seller's negligence or intentional misconduct, including payments based upon information provided by Seller. Seller shall indemnify and hold Buyer harmless for Claims and
Liabilities related to payment, mispayment, failure to make payments and wrongfully withheld suspended funds attributable to the period of time prior to the Effective Time. Notwithstanding anything the contrary set forth herein, the terms of this Section 20.16 shall survive the Closing.

19.17     Survival.

     (a) Representations and Warranties. All of the representations, and warranties of or by the Parties to this Agreement shall survive indefinitely.

19.18     Subsequent Adjustments.

         Regardless of the date set for the Final Settlement, Buyer and Seller agree that their intent is to allow for the earliest practical forwarding of revenue and reimbursement of expenses between them, and Seller and Buyer recognize that either may receive funds or pay expenses after the Final Settlement Date which is properly the property or obligation of the other. Therefore, upon receipt of net proceeds or payment of net expenses due to or payable by the other Party hereto, whichever occurs first, Seller or Buyer, as the case may be, shall submit a statement to the other Party hereto showing the relevant items of income and expense with supporting documentation. Payment of any net amount due by Seller or Buyer, as the case may be, on the basis thereof shall be made within ten (10) days of receipt of the statement.

19.19     Counterparts.

         This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

19.20     Subrogation.

         To the fullest extent allowed by Law and the applicable agreements with third Persons, Seller grants Buyer a right of subrogation in all Claims or rights Seller may have against third Persons to the extent they relate to the Assumed Obligations.

19.21     Government Reviews.

         The Parties have determined that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), does not apply to this transaction.

19.22     Change of Name.

         As promptly as practicable, but in any case within ninety (90) days after the Closing Date, or after transfer of operations, whichever is later, Buyer shall use its commercially reasonable best efforts to eliminate the name "FTP Oil and Gas LP" and any variants of this name from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.

19.23     Replacement of Bonds, Letters of Credit and Guarantees.

         The Parties understand that none of the bonds, letters of credit and guarantees, if any, posted by Seller with Governmental Entities and relating to the Assets may be transferable to Buyer. Within fifteen (15) Business Days following Closing, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation of the bonds, letters of credit and guarantees posted by Seller or to consummate the transactions contemplated by this Agreement.

19.24     No Third-Party Beneficiaries.

         Nothing in this Agreement shall entitle any Person other than Buyer and Seller to any Claims, remedy or right of any kind, except as to those rights expressly provided to Seller Indemnitees and Buyer Indemnitees (provided, however, any Indemnity Claim hereunder on behalf of a Seller Indemnitee or a Buyer Indemnitee must be made and administered by a Party to this Agreement).

                           [Signature Page to Follow]

                                 Signature Page
         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                                     SELLER:

                                                     FTP Oil and Gas LP


                                                     By:_______________________
                                                     Name:
                                                     Title:


                                                     BUYER:

                                                     Sun River Energy, Inc.


                                                     By:_______________________
                                                     Name:
                                                     Title:





Exhibit "A"
Page 1
                                   Exhibit "A"

                 Attached to and made a part of that  certain  Purchase and Sale
    Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy,
    Inc., as Buyer, dated effective
                                __________, 2010.

                                     LEASES


--------------------------------------------------------------------------------
                 Oil and Gas Leases, Ratifications and Minerals
 All recording references are to the Deed Records or Official Public Records of
                             Tom Green County, Texas
---------------------------------------------------------------------------------------------------------------------------
                          Lessor                                 Lessee                   Lease Date        Recording
                                                                                                            Information
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  1.    Janice C. Grizzle, Henry F. Grizzle and     Patrick L. Fairchild                  12/12/2006        File Number
        Betty Lavonne Stanberry Hedges                                                                        624834
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  2.    Margaret Robertson Templeton, Trustee and   Patrick Fairchild                     01/02/2008        File Number
        Jane R. Blanch, Trustee
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  3.    County of Washington, State of Texas        Patrick L. Fairchild                  04/15/2008        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  4.    County of Washington, State of Texas        Patrick L. Fairchild                  09/30/2008        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  5.    Libby F. Holik as LT, Beverly Ann Holik     Fairchild Petroleum Interests         11/27/2007        File Number
        Givens, Frank J. Holik III, Gary Gene Holik
        Lane
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  6.    Libby F. Holik Individually                 Fairchild Petroleum Interests         11/27/2007        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  7.    Ruben W. Holik                              Fairchild Petroleum Interests         11/27/2007        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  8.    Susan E. Holik Dreier                       Fairchild Petroleum Interests         11/27/2007        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
  9.    Stanley V. Holik, Jr.                       Fairchild Petroleum Interests         11/27/2007        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------
 10.    David G. Holik                              Fairchild Petroleum Interests         11/27/2007        File Number
------- ------------------------------------------- ---------------------------------- ----------------- ------------------


                                   Exhibit "B"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                      WELLS



                      Well                      API Number             Working         Net Revenue
                     -----                      ----------             Interest         Interest
                                                                       --------         --------
   1.             Lora #1 Well                 42-451-32662              39%             29.25%
   2.          Stansberry #1 Well              42-451-32661              39%             29.25%

                                   Exhibit "C"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                   RIGHT-OF-WAYS, EASEMENTS AND SURFACE LEASES


None.

                                  Exhibit "D"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                         CONTRACTS AND OTHER AGREEMENTS


1. Participation Agreement: Pecan Station Prospect, Tom Green County, Texas, dated November 6, 2009, by and between FTP Oil and Gas, LP, and BG Oil and Gas, LLC, including an AAPL Form 610-1989 Model Form Operating Agreement of even date, PC Operating, LLC as Operator.

2. Participation Agreement: Pecan Station Prospect, Tom Green County, Texas, dated November 6, 2009, by and between FTP Oil and Gas, LP, and FLT Oil and Gas, LLC, including an AAPL Form 610-1989 Model Form Operating Agreement of even date, PC Operating, LLC as Operator.

3. Participation Agreement: Pecan Station Prospect, Tom Green County, Texas, dated December 15, 2009, by and between FTP Oil and Gas, LP, and Petrofields LLC, including an AAPL Form 610-1989 Model Form Operating Agreement of even date, PC Operating, LLC as Operator.

4. Participation Agreement: Pecan Station Prospect, Tom Green County, Texas, dated November 3, 2009, by and between FTP Oil and Gas, LP, and BCK Oil and Gas, LLC, including an AAPL Form 610-1989 Model Form Operating Agreement of even date, PC Operating, LLC as Operator.

5. Partial Wellbore Assignment, Conveyance and Bill of Sale dated December 9, 2009, from FTP Oil and Gas, LP to Peccary Corporation, recorded in File No. 680735 of the Official Public Records of Tom Green County, Texas.

6. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 6, 2009, from FTP Oil and Gas, LP to Peccary Corporation, recorded in File No. 680734 of the Official Public Records of Tom Green County, Texas.

7. Partial Wellbore Assignment, Conveyance and Bill of Sale dated December 15, 2009, from FTP Oil and Gas, LP to Petrofields, LLC, recorded in File No. 680737 of the Official Public Records of Tom Green County, Texas.

8. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 6, 2009, from FTP Oil and Gas, LP to Petrofields, LLC, recorded in File No. 680736 of the Official Public Records of Tom Green County, Texas.

9. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 3, 2009, from FTP Oil and Gas, LP to BCK Oil and Gas, LLC, recorded in File No. 680731 of the Official Public Records of Tom Green County, Texas.

10. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 3, 2009, from FTP Oil and Gas, LP to BCK Oil and Gas, LLC, recorded in File No. 679727 of the Official Public Records of Tom Green County, Texas.

11. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 6, 2009, from FTP Oil and Gas, LP to FLT Oil and Gas, LLC, recorded in File No. 679729 of the Official Public Records of Tom Green County, Texas.

12. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 6, 2009, from FTP Oil and Gas, LP to FLT Oil and Gas, LLC, recorded in File No. 680733 of the Official Public Records of Tom Green County, Texas.

13. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 6, 2009, from FTP Oil and Gas, LP to BG Oil and Gas, LLC, recorded in File No. 679728 of the Official Public Records of Tom Green County, Texas.

14. Partial Wellbore Assignment, Conveyance and Bill of Sale dated November 6, 2009, from FTP Oil and Gas, LP to BG Oil and Gas, LLC, recorded in File No. 680732 of the Official Public Records of Tom Green County, Texas.

15. Surface Damages Agreement dated December 12, 2006 between PC Operating LLC and Roy Riojas and Thomas Riojas.

                                  Exhibit "E"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                 EXCLUDED ASSETS

None.

                                   Exhibit "F"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                ALLOCATED VALUES



As to all leases conveyed: One Million Dollars ($1,000,000.00) plus 1,088,000 shares of Sun River Energy, Inc. Common Stock

As to all well bores and equipments: 250,000 shares of Sun River Energy, Inc. Common Stock.

Note: Buyer and/or Seller reserves the right to reallocate these values by mutual agreement.

                                   Exhibit "G"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                     CONVEYANCE, ASSIGNMENT AND BILL OF SALE


           Assignment of Oil, Gas, and Mineral Lease and Bill of Sale

STATE OF TEXAS           ss.
                         ss.                     KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TOM GREEN      ss.

         WHEREAS, FTP Oil and Gas LP (hereinafter referred to as "Assignor") P.O. Box 12151, Dallas, Texas 75225, Dallas County, Texas, is the current owner of a portion of the Working Interest in and to the oil, gas and mineral leases (the "Leases") listed on Exhibit "A", attached hereto and incorporated herein by reference; and
         WHEREAS, it is the desire of Assignor to assign all of its right, title and interest in and to said Leases, and all amendments thereto, including but not limited any and all accoutrements thereon subject to the reservations herein, unto Sun River Energy, Inc. whose address is 7609 Ralson Road, Arvada, CO 80002 (hereinafter referred to as "Assignee"), insofar and only insofar as said Leases cover the rights in the leases described on Exhibit "A";
         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, subject to the reservations herein and provisions hereof, does hereby bargain, sell, assign, transfer and convey unto Assignee all of Assignor's interest in and to the leases described on Exhibit "A" attached hereto.

1. This assignment shall inure to and be binding on the heirs, successors, and assigns of the Assignor and Assignee.

2. This Assignment is made without warranty of title, express, implied or statutory.

     EXECUTED and EFFECTIVE this ______ day of _____________, 2010.

FTP Oil and Gas LP                                Sun River Energy, Inc.

---------------------------                      -----------------------------
By:  Donal R. Schmidt                             By:
Its:  General Partner                             Its:


STATE OF TEXAS           ss.
                         ss.
COUNTY OF DALLAS         ss.

         This instrument was acknowledged before me on this _______ day of _____________, 2010 by Donal R. Schmidt, Jr. of FTP Oil and Gas LP, a Texas Limited Partnership, on behalf of said partnership, who personally appeared, is known to me to be the identical person who executed the within and foregoing instrument as general partner and on behalf of said partnership and he acknowledge that he executed the same as his free and voluntary act and deed as the free and voluntary act and deed of the partnership for the purposes therein set forth.


                                      --------------------------------
                                      Notary Public In and for the
                                      State of _______________________


STATE OF _____________            ss.
                                  ss.
COUNTY OF _________________       ss.
         This instrument was acknowledged before me on this _______ day of _____________, 2010 by _____________________ of Sun River Energy, Inc., a
Colorado Company, on behalf of said company, who personally appeared, is known to me to be the identical person who executed the within and foregoing instrument as ________________ and on behalf of said company and he acknowledge that he executed the same as his free and voluntary act and deed as the free and voluntary act and deed of the limited liability company for the purposes therein set forth.


                                   --------------------------------
                                   Notary Public In and for the
                                   State of _______________________





                                    Exhibit A


                               Oil and Gas Leases, Ratifications and Minerals
               All recording references are to the Deed Records or Official Public Records of
                             Tom Green County, Texas

-------------------------------------------------------------------------------------------------------------
                      Lessor                       Lessee              Lease Date     Recording Information

---------- ------------------------------ -------------------------- ---------------- -----------------------
1.         Libby F. Holik as LT,
           Beverly Ann Holik Givens,
           Frank J. Holik III, Gary
           Gene Holik & Libby J. Holik    Fairchild Petroleum        November 27,
           Lane                           Interests                  2007               File Number 645190
---------- ------------------------------ -------------------------- ---------------- -----------------------
2.         Libby F. Holik Indvidually     Fairchild Petroleum        November 27,       File Number 644649
---------- ------------------------------ -------------------------- ---------------- -----------------------
3.         Ruben W. Holik                 Fairchild Petroleum        November 27,       File Number 644583
---------- ------------------------------ -------------------------- ---------------- -----------------------
4.         Susan E. Holik Dreier          Fairchild Petroleum        November 27,       File Number 644588
---------- ------------------------------ -------------------------- ---------------- -----------------------
5.         Stanley V. Holik, Jr.          Fairchild Petroleum        November 27,       File Number 644582
---------- ------------------------------ -------------------------- ---------------- -----------------------
6.         David G. Holik                 Fairchild Petroleum        November 27,       File Number 644586
---------- ------------------------------ -------------------------- ---------------- -----------------------
7.         Janice C. Grizzle, Henry F.    Patrick L. Fairchild       December 12,       File Number 624834
           Grizzle and Betty Lavonne
           Stanberry Hedges
---------- ------------------------------ -------------------------- ---------------- -----------------------
8.         Margaret Robertson             Patrick Fairchild          January 2, 2008    File Number 646013
           Templeton, Trustee and Jane
           R. Blanch Trustee
---------- ------------------------------ -------------------------- ---------------- -----------------------
9.         County of Washington, State    Patrick L. Fairchild       April 15, 2008     File Number 651625
           State of Texas
---------- ------------------------------ -------------------------- ---------------- -----------------------
10.        County of Washington, State    Patrick L. Fairchild       September 30,      File Number 659567
           State of Texas
---------- ------------------------------ -------------------------- ---------------- -----------------------


                                   Exhibit "H"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                   LITIGATION

None.

                                   Exhibit "I"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                 PAYOUT BALANCES

None.

                                   Exhibit "J"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                             GAS AND OIL IMBALANCES

None.

                                   Exhibit "K"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

         CONSENTS TO ASSIGN, PREFERENTIAL RIGHTS TO PURCHASE AND BURDENS


                              [Need to add, if any]

                                   Exhibit "L"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                   [RESERVED]

                                   Exhibit "M"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                              NON-FOREIGN AFFIDAVIT


                                  [To Be Added]

                                   Exhibit "N"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                             ASSIGNMENTS DUE SELLER

None.

                                   Exhibit "O"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                           ASSIGNMENTS OWED BY SELLER


None.

                                   Exhibit "P"

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                        MORTGAGES, LIENS AND ENCUMBRANCES

None.

                                  Schedule 4(j)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                              NONCOMPLIANCE/NOTICES



None.

                                  Schedule 4(k)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                PERMITS/DEFAULTS



None.

                                  Schedule 4(q)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                                      AFE'S


None.

                                  Schedule 4(s)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.


                                   P&A NOTICES



None.

                                  Schedule 4(t)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                                  TAX DISPUTES




None.

                                  Schedule 4(u)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                      SELLER'S BONDS AND LETTERS OF CREDIT



None.

                                  Schedule 4(w)

                 Attached to and made a part of that certain Purchase and Sale Agreement by and between FTP Oil and Gas LP as Seller, and Sun River Energy, Inc., as Buyer, dated effective
                                __________, 2010.

                              UNASSIGNED INTERESTS




None.